                                                                       EXHIBIT 2









                              AMENDED AND RESTATED
                            ASSET PURCHASE AGREEMENT

                                  by and among

                                   HRN, INC.,

                               USA NETWORKS, INC.,

                                   TMF, INC.,

                              HRN MARKETING CORP.,

                                  ROBERT DIENER

                                       and


                                  DAVID LITMAN

                        --------------------------------

                                February 2, 2000

                        --------------------------------

                                TABLE OF CONTENTS

                                                                                   PAGE
                                                                                   ----
1.       Sale of Assets..............................................................1
         1.1      Assets to be Sold..................................................1
         1.2      Excluded Assets....................................................2

2.       Assumption of Liabilities...................................................2
         2.1      Liabilities Assumed by the Buyer...................................2
         2.2      Liabilities Not Assumed by the Buyer...............................3

3.       Purchase Price and Payment..................................................3
         3.1      Purchase Price.....................................................3
         3.2      Payment of Purchase Price..........................................3
         3.3      Purchase Price Adjustment..........................................4
         3.4      Purchase Price Allocation..........................................5

4.       Closing.....................................................................5

5.       Representations and Warranties of the Sellers and Diener and Litman.........5
         5.1      Due Incorporation and Qualification; Capitalization................5
         5.2      Certificate of Incorporation and By-laws...........................6
         5.3      Financial Statements...............................................6
         5.4      No Material Adverse Change.........................................6
         5.5      Tax Matters........................................................6
         5.6      Compliance with Laws...............................................7
         5.7      Authority to Execute and Perform Agreements; Consents..............7
         5.8      Litigation.........................................................8
         5.9      Agreements.........................................................8
         5.10     Real Estate........................................................9
         5.11     Accounts and Notes Receivable......................................9
         5.12     Tangible Property..................................................9
         5.13     Intangible Property...............................................10
         5.14     Liens.............................................................10
         5.15     Indebtedness......................................................10
         5.16     Liabilities.......................................................10
         5.17     Suppliers and Customers...........................................11
         5.18     Pension and Benefit Plans and Compliance with ERISA...............11
         5.19     Insurance.........................................................12
         5.20     Officers, Directors and Employees.................................12
         5.21     Operations of the Seller..........................................13
         5.22     Potential Conflicts of Interest...................................14
         5.23     Environmental.....................................................14
         5.24     Investments.......................................................14
         5.25     Projections.......................................................14

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

                                                                                  PAGE
                                                                                  ----
         5.26     Entire Investment in the Business; No Other Businesses............14
         5.27     Full Disclosure...................................................15
         5.28     No Broker.........................................................15
         5.29     Representations and Warranties on Closing Date....................15

6.       Representations and Warranties of the Buyer................................15
         6.1      Due Incorporation.................................................15
         6.2      Corporate Power of the Buyer......................................15
         6.3      No Broker.........................................................15
         6.4      Representations and Warranties on Closing Date....................15

7.       Covenants and Agreements...................................................16
         7.1      Conduct of Business...............................................16
         7.2      Insurance.........................................................16
         7.3      Preservation of Business..........................................16
         7.4      Litigation........................................................16
         7.5      Continued Effectiveness of Representations and Warranties of the..16
         7.6      Corporate Examinations and Investigations.........................16
         7.7      Expenses of Sale..................................................17
         7.8      Further Assurances................................................17
         7.9      Additional Purchase Price.........................................17
         7.10     Quarterly Deferred Payment........................................18
         7.11     Participation Payment.............................................20
         7.12     USAi Guaranty.....................................................22
         7.13     Buyer's Allocation of Affiliate Overhead; Affiliate Transaction...22
         7.14     Obligations Regarding Acquired Businesses.........................23
         7.15     2000 Initial Public Offering......................................23

8.       Conditions Precedent to the Obligation of the Buyer to Close...............27
         8.1      Representations and Covenants.....................................27
         8.2      Governmental Permits and Approvals................................28
         8.3      Third Party Consents..............................................28
         8.4      Opinion of Counsel to the Sellers.................................28
         8.5      Litigation........................................................28
         8.6      Escrow Agreement..................................................28
         8.7      Hart-Scott-Rodino.................................................28
         8.8      Landlord Estoppel Certificate.....................................28
         8.9      Assignment of Lease...............................................28
         8.10     Tax Returns.......................................................29
         8.11     FIRPTA Affidavit..................................................29

9.       Conditions Precedent to the Obligation of the Sellers to Close.............29
         9.1      Representations...................................................29
         9.2      Opinion of Counsel to the Buyer...................................29


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

                                                                                  PAGE
                                                                                  ----
         9.3      Litigation........................................................29
         9.4      Hart-Scott-Rodino.................................................29

10.      Covenants of Robert Diener and David Litman................................29
         10.1     Covenants Against Competition.....................................29
         10.2     Rights and Remedies Upon Breach...................................30
         10.3     Severability of Covenants.........................................31
         10.4     Blue-Pencilling...................................................31
         10.5     Enforceability in Jurisdictions...................................31
         10.6     Shareholder Guaranty..............................................31

11.      Survival of Representations and Warranties of the Sellers..................32

12.      Indemnification............................................................32
         12.1     Obligation of the Sellers and Diener and Litman to Indemnify......32
         12.2     Obligation of Buyer to Indemnify..................................33
         12.3     Notice to Indemnifying Party......................................33
         12.4     Escrow Fund.......................................................34
         12.5     Limitation on Indemnification.....................................34
         12.6     Set-Off Rights....................................................34

13.      Termination of Agreement...................................................34
         13.1     Termination.......................................................34
         13.2     Survival After Termination........................................35

14.      Miscellaneous..............................................................35
         14.1     Certain Definitions...............................................35
         14.2     Publicity.........................................................39
         14.3     Notices...........................................................39
         14.4     Entire Agreement..................................................41
         14.5     Waivers and Amendments............................................41
         14.6     Governing Law.....................................................41
         14.7     Consent to Jurisdiction and Service of Process....................41
         14.8     No Assignment.....................................................42
         14.9     Usage.............................................................42
         14.10    Counterparts......................................................42
         14.11    Exhibits and Schedules............................................42
         14.12    Headings..........................................................42


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




EXHIBITS

Exhibit A         Bill of Sale
Exhibit B         Purchase Note
Exhibit C         Escrow Agreement
Exhibit D         Receipt and Release of Claims
Exhibit E         Letter of Representations

SCHEDULES

Schedule 1.2             Excluded Assets
Schedule 5.1             Due Incorporation and Qualification: Capitalization
Schedule 5.5             Tax Matters
Schedule 5.6             Permits
Schedule 5.7             Authority to Execute and Perform Agreements; Consents
Schedule 5.8             Litigation
Schedule 5.9             Agreements
Schedule 5.10            Real Estate
Schedule 5.12            Tangible Property
Schedule 5.13            Intangible Property
Schedule 5.15            Indebtedness
Schedule 5.16            Liabilities
Schedule 5.17            Suppliers and Customers
Schedule 5.18            Pension and Benefit Plans and Compliance with ERISA
Schedule 5.19            Insurance
Schedule 5.20            Officers, Directors and Employees
Schedule 5.21            Operations of the Sellers
Schedule 5.22            Potential Conflicts of Interest
Schedule 5.23            Environmental
Schedule 5.24            Investments
Schedule 7.10            Target Adjusted Gross Profit
Schedule 7.11.5          Calculation Schedule
Schedule 14.1(xvii)      Calculation of Gross Profit
Schedule 14.1 (xxiv)     Calculation of Net Working Capital

                              AMENDED AND RESTATED
                            ASSET PURCHASE AGREEMENT

         AGREEMENT dated as of February 2, 2000, by and among HRN, Inc., a Delaware corporation (the "BUYER"), USA Networks, Inc., a Delaware corporation ("USAI"), TMF LIQUIDATING TRUST, a Texas Trust (the "Trust"), TMF, INC., a Texas corporation, HRN Marketing Corp., a Florida corporation (collectively, the "SELLERS"), Robert Diener ("DIENER") and David Litman ("LITMAN"; and together with Diener the "SHAREHOLDERS").

         The Buyer, USAi, the Sellers and the Shareholders are parties to an Asset Purchase Agreement, dated as of April 13, 1999 (the "ASSET PURCHASE AGREEMENT").

         On May 10, 1999, the Sellers assigned all of their rights under the Asset Purchase Agreement to the Trust and the Trust assumed all of the Sellers' obligations under the Asset Purchase Agreement.

         The Buyer, USAi, the Trust, the Sellers and the Shareholders wish to hereby amend and restate the Asset Purchase Agreement, with the understanding that the effective dates of the provisions hereof (other than Section 7.15) shall be as of April 13, 1999.

         The Buyer wishes to purchase from the Sellers, and the Sellers wish to sell to the Buyer, substantially all of the assets, properties, rights and business of the Sellers, subject to certain liabilities, upon the terms and conditions of this Agreement. The Shareholders and trusts for the benefit of their families are the sole holders of all the issued and outstanding capital stock of the Sellers. As an inducement to the Buyer to enter into this Agreement, each Shareholder has (i) approved this Agreement and (ii) agreed to, jointly and severally, guarantee all the obligations of the Sellers hereunder on the terms and conditions provided herein.

         Accordingly, the parties agree as follows:

         1.       SALE OF ASSETS.

                  1.1 ASSETS TO BE SOLD. Except as otherwise provided in Section 1.2, at the closing provided for in Section 4 (the "CLOSING"), the Sellers shall sell, assign, transfer and deliver to the Buyer all of the assets, properties, rights and business of the Sellers of every type and description, real, personal and mixed, tangible and intangible, wherever located and whether or not reflected on the books and records of the Sellers (all of such assets, properties, rights and business being hereinafter sometimes collectively called the "PURCHASED ASSETS"), including, without limitation:

                           (i)    those assets, properties and rights reflected
on the audited balance sheet of the Sellers as at December 31, 1998 referred to in Section 5.3 (the "BALANCE SHEET") (subject to changes in the ordinary course of business therein through the Closing Date (as hereinafter defined)) or otherwise referred to in this Agreement or any Schedule hereto;

                           (ii)   the Sellers' list of customers and
subscriptions;

                           (iii)  the Sellers' right to use the name "Hotel
Reservations Network" and all variants thereof;

                           (iv)   all of the Sellers' interest in and claims and
rights under contracts and other agreements, Permits (as hereinafter defined), titles, copyrights and applications therefor which are referred to in this Agreement or any Schedule hereto (subject to changes therein through the Closing
Date);

                           (v)    the books and records of the Sellers relating
to the Purchased Assets;

                           (vi)   the Sellers' rights in all domain names used
by the Sellers;

                           (vii)  the goodwill of the Sellers; and

                           (viii) all other assets, properties, rights, claims,
entitlements and business of every kind and nature owned or held by the Sellers, or in which the Sellers have an interest, on the Closing Date, known or unknown, fixed or unfixed, inchoate, accrued, absolute, contingent or otherwise, whether or not specifically referred to in this Agreement.

In confirmation of the foregoing sale, assignment and transfer, the Sellers shall execute and deliver to the Buyer at the Closing a Bill of Sale in the form of EXHIBIT A.

                  1.2 EXCLUDED ASSETS. Notwithstanding the foregoing, the following assets are not included among the Purchased Assets and are excluded from the sale and transfer provided in this Agreement:

                           (i)    any counterclaims the Sellers may have
relating to the Worldcom Litigation, the Westinghouse Litigation or the Frontier Litigation (each as defined in SCHEDULE 5.8); and

                           (ii)   the personal effects of Diener and Litman and
other assets of the Sellers, described on SCHEDULE 1.2.

         2.       ASSUMPTION OF LIABILITIES.

                  2.1 LIABILITIES ASSUMED BY THE BUYER. In partial payment of the Purchase Price (as defined in Section 3.1), the Buyer shall, subject to
Section 2.2, assume, as of the Closing Date, the following liabilities and obligations of the Sellers to the extent existing on the Closing Date:

                           (i)    all liabilities of the Sellers reflected on
the Balance Sheet; and

                           (ii)   all liabilities and obligations under
contracts and other agreements to which the Sellers are a party or by or to which they or their assets, properties or rights are bound or subject but only insofar as are reflected in SCHEDULES 5.9, 5.10, 5.12, 5.13, 5.16 or 5.18; and

                           (iii)  all liabilities and obligations of the Sellers
assumed or undertaken by the Sellers from the Balance Sheet Date through the Closing Date in the ordinary course of business without violation of the provisions of Sections 5.21 and 7.1.

The specific liabilities to be assumed by the Buyer pursuant to this Agreement are hereinafter sometimes collectively referred to as the "ASSUMED LIABILITIES."


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                  2.2      LIABILITIES NOT ASSUMED BY THE BUYER. Anything in
this Agreement to the contrary notwithstanding, the Buyer shall not assume, or in any way be liable or responsible for, any liabilities or obligations of the Sellers except as specifically provided in Section 2.1. Without limiting the generality of the foregoing, the Buyer shall not assume the following:

                           (i)    any liability or obligation of the Sellers
arising out of or in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated hereby, including without limitation on the foregoing, any tax liability so arising and the fee of Donaldson, Lufkin & Jenrette referred to in Section 5.28;

                           (ii)   any liability or obligation under contracts
and other agreements to which the Sellers are a party or by or to which they or their assets, properties or rights are bound or subject which are not described in SCHEDULES 5.9, 5.10, 5.12, 5.13, 5.16 or 5.18 or which are not entered into by the Sellers from the date hereof through the Closing Date in the ordinary course of business or which are otherwise in violation of the provisions of
Section 5.21 or 7.1;

                           (iii)  liabilities with respect to Taxes, including
any contractual liability with respect to Taxes of another person, for any taxable period or portion thereof ending on or before the Closing Date;

                           (iv)   any liability or obligation of the Sellers to
the Shareholders or to their respective affiliates;

                           (v)    any liability or obligation of the Sellers
arising out of or relating to any breach of a representation, warranty, covenant or agreement of the Sellers contained herein;

                           (vi)   any liability or obligation relating to the
Worldcom Litigation, Westinghouse Litigation or the Frontier Litigation (each as defined in SCHEDULE 5.8); or

                           (vii)  any liability or obligation relating to any
severance payment, change of control payment or other payment or obligation any employee of the Sellers becomes entitled to as a result of the transaction contemplated hereby.

         3.       PURCHASE PRICE AND PAYMENT.

                  3.1 PURCHASE PRICE. The aggregate purchase price for the Purchased Assets (the "PURCHASE PRICE") shall be an amount equal to (i) $150 million (as adjusted pursuant to Section 3.3 below); (ii) the Quarterly Deferred Payments, if any, provided in Section 7.10; (iii) the Additional Purchase Payment, if any, provided in Section 7.9; (iv) the Participation Payment, if any, provided in Section 7.11 and (v) the aggregate amount of the Assumed Liabilities on the Closing Date.

                  3.2 PAYMENT OF PURCHASE PRICE. The Buyer shall pay the Purchase Price by (i) payment to the Sellers as hereinafter provided
(the "PURCHASE PAYMENT") and (ii) the assumption by the Buyer of the Assumed Liabilities. The Purchase Payment shall be paid by the Buyer as follows:

                           (i)    at the Closing, the Buyer shall pay to the
Sellers by delivery of a promissory note, in the form attached hereto as EXHIBIT B, payable to the Sellers in the stated principal amount of $150

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




million and bearing interest at the rate of 4.75% (the "PURCHASE NOTE"), with a payment of$145 million due the day after the Closing Date ($5 million of which shall be paid to the Escrow Agent as provided in paragraph (ii) below) and $5 million due on January 30, 2000 (which shall be paid to the Escrow Agent as provided in paragraph (ii) below). The Purchase Note shall be subject to any adjustments described in Section 3.3 below; and

                           (ii)   the Buyer shall pay to the escrow agent
("ESCROW AGENT") under the Escrow Agreement referred to in Section 8.6, (i) on the day following the Closing Date, an aggregate of $5 million of the cash payment due under the Purchase Note on such date in cash, and (ii) on January 30, 2000 $5 million of the cash payment due under the Purchase Note on such date in cash, such amounts to be held and dealt with as provided in the Escrow Agreement. Any such payment due in cash shall be made by wire transfer of immediately available funds to an account designated in writing by the Sellers or the Escrow Agent, as the case may be, at least two Business Days prior to the due date of such payment.

                  3.3 PURCHASE PRICE ADJUSTMENT. (a) As soon as practicable but in any event within ninety (90) days after the Closing Date, the Buyer shall deliver to the Sellers a balance sheet of the Purchased Assets and Assumed Liabilities dated as of the Closing Date (the "CLOSING DATE BALANCE SHEET"), which Closing Date Balance Sheet shall (i) have been prepared by the Buyer in accordance with GAAP applied consistently with the Financials (as defined herein), and (ii) set forth the Net Working Capital of the Sellers as of the Closing Date. The Sellers and their representatives shall have the right, during normal business hours and upon reasonable request, to review all work papers and procedures used to prepare the Closing Date Balance Sheet and to have reasonable access to the Buyer's financial employees and accountants involved in the determination of the Closing Date Balance Sheet and shall have the right to perform reasonable procedures necessary to confirm the accuracy thereof.

                           (b)    The Closing Date Balance Sheet shall become
final and binding on the Sellers and Buyer unless the Sellers notify the Buyer in writing thirty (30) days after delivery of the Closing Date Balance Sheet and specify therein the basis and reason for the dispute and the amount which is in dispute. During a period of fifteen (15) days following the delivery of such notice, the Buyer and the Sellers shall attempt to resolve any such dispute. If, at the end of such fifteen (15) day period, the Buyer and the Sellers shall have failed to reach agreement with respect to such dispute, the unresolved disputed matters (the "DISPUTED MATTERS") shall be referred to PricewaterhouseCoopers or if such firm declines to act in such capacity, any such other firm of independent nationally recognized accountants chosen and mutually accepted by both parties (the "ARBITRATOR") for resolution. The Arbitrator shall be instructed to use every reasonable effort to make its determination with respect to the Disputed Matters (the "ARBITRATOR'S WC DETERMINATION") within thirty (30) days of the submission to it of the Disputed Matters. The Buyer shall give the Arbitrator, during normal business hours and upon reasonable request, access to all work papers and procedures used to prepare the Buyer's determination of the Closing Date Balance Sheet and to the Buyer's financial employees and accountants. The Arbitrator shall deliver the Arbitrator's WC Determination to the Buyer and the Sellers. The final determination of the Net Working Capital of the Sellers as of the Closing Date (the "FINAL CLOSING NET WORKING CAPITAL") shall be the Net Working Capital set forth in the Closing Balance Sheet as adjusted by any disputes resolved by the parties and by the Arbitrator's WC Determination, if any. Each of the parties shall bear all costs and expenses incurred by it in connection with such arbitration, and the fees of the arbitrator shall be shared equally by the Buyer and the Sellers. This provision for arbitration shall be specifically enforceable by the parties and the decision of the Arbitrator in accordance with the provisions hereof shall be final and binding and there shall be no right of appeal therefrom.

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                           (c)    Within 10 days after the determination of the
Final Closing Net Working Capital in accordance with Section 3.3(b):

                                  (i)   if the Final Closing Net Working Capital
is greater than -$750,000, the Buyer shall pay to the Sellers, in immediately available funds, the amount by which (A) the Final Closing Net Working Capital exceeds (B) -$750,000; or, alternatively

                                  (ii)  if the Final Closing Net Working Capital
is less than -$750,000, the Sellers shall pay to the Buyer, in immediately available funds, the amount by which (A) -$750,000 exceeds (B) the Final Closing Net Working Capital.

                  3.4      PURCHASE PRICE ALLOCATION.

                           (i)    The Purchase Price and Assumed Liabilities
shall be allocated among the Purchased Assets (A) in accordance with the values reflected for such Purchased Assets on the Closing Date Balance Sheet (as adjusted by any disputes resolved by the parties and by the Arbitrator's WC Determination, if any), (B) $1 million to the covenants against competition described in Section 10.1 and (C) the balance to intangible assets and goodwill.

                           (ii)   For all Tax purposes, the Buyer and the
Sellers agree (A) to report the transactions contemplated by this Agreement in a manner consistent with the terms of this Agreement, and (B) that none of them will take any position inconsistent therewith in any Tax Return.

         4. CLOSING. The Closing of the sale and purchase of the Purchased Assets shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019, at 10:00 a.m. local time, on the first Business Day following the day on which all the conditions, other than conditions to be satisfied on that day, set forth in Articles 8 and 9 are satisfied or waived by the party entitled to waive such condition or at such other time and place as the Buyer and the Sellers mutually agree in writing. The date upon which the Closing occurs is herein called the "CLOSING DATE."

         5. REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND DIENER AND LITMAN. Each of the Sellers, Diener and Litman, jointly and severally (subject to the limitation on liability contained in Section 12.5), represent and warrant to the Buyer as follows:

                  5.1 DUE INCORPORATION AND QUALIFICATION; CAPITALIZATION. Each of the Sellers is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business as now conducted. Each of the Sellers is qualified to transact business and is in good standing in each jurisdiction in which the nature of its business or location of its properties requires such qualification and in which the failure so to qualify would have a Sellers Material Adverse Effect. For purposes of this Agreement, "SELLERS MATERIAL ADVERSE EFFECT" shall mean a circumstance, fact, change, development or effect (i) that would or could reasonably be expected to be materially adverse to the properties, business, prospects, results of operations or condition (financial or otherwise) of the Sellers, taken as a whole, or (ii) that adversely effects the ability of the Sellers or the Shareholders to consummate the transactions contemplated by this Agreement or the Escrow Agreement in any material respect or materially impairs or delays the ability of the Sellers or the Shareholders to effect the Closing. Each of the Sellers does not own or lease property in any jurisdiction other

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




than its jurisdiction of incorporation and the jurisdictions set forth on
SCHEDULE 5.1. The Shareholders, directly or indirectly as set forth on SCHEDULE 5.1, own beneficially and of record all of the issued and outstanding capital stock of the Sellers free and clear of any lien. There is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement of any kind to purchase or otherwise to receive from either of the Sellers any capital stock of the Sellers.

                  5.2 CERTIFICATE OF INCORPORATION AND BY-LAWS. The copies of the Certificate of Incorporation and By-laws of each of the Sellers, and all amendments to each, which have been delivered to the Buyer are true, correct and complete and in effect as of the date hereof.

                  5.3 FINANCIAL STATEMENTS. The balance sheets of the Sellers as at December 31, 1996, December 31, 1997 and December 31, 1998, and the related statements of income, retained earnings and changes in financial position for the years then ended, including the footnotes thereto, certified by Grant Thornton LLP, independent certified public accountants, which have been delivered to the Buyer, fairly present the financial position of the Sellers as at such dates and the results of its operations and the changes in its retained earnings and its financial position for the years then ended in accordance with GAAP consistently applied. Without limiting the foregoing, the revenue and expense recognition policies used in preparation of the Balance Sheet are fully consistent with each Sellers' past practices with respect thereto. (The foregoing financial statements of the Sellers as at December 31, 1998 and for the year then ended being sometimes herein called the "FINANCIALS," the balance sheet included in the Financials being sometimes herein called the "BALANCE SHEET" and December 31, 1998 being sometimes herein called the "BALANCE SHEET DATE.")

                  5.4 NO MATERIAL ADVERSE CHANGE. Since the Balance Sheet Date, there has been no change, development or effect that, together with all other changes, developments or effects, individually or in the aggregate has had a Sellers Material Adverse Effect, and neither the Sellers nor the Shareholders knows of any such change which is threatened, nor has there been any damage, destruction or loss materially affecting the assets, properties, business or condition of either of the Sellers, whether or not covered by insurance.

                  5.5      TAX MATTERS.

                           (i)    Each of the Sellers has timely filed or
caused to be filed all Tax Returns required to be filed with respect to each Seller and has paid or provided for all deficiencies or other assessments of Tax owed by it. All such Tax Returns are true, complete, and correct in all material respects. Neither Seller's federal, state, or local Income Tax Returns have been audited. No unassessed Tax deficiency has been proposed or threatened against either Seller. Except as set forth on SCHEDULE 5.5, no audit of any Tax Return of either Seller has been proposed, threatened, or is in progress. No extension of time with respect to any date on which any Tax Return was or is to be filed with respect to either Seller is in force, and no waiver or agreement by either Seller is in force for the extension of time for the assessment or payment of any Tax.

                           (ii)   TMF, Inc. has properly elected under
section 1362(a) of the Code (and all similar provisions of state and local law) to be treated as an S corporation, within the meaning of section 1361(a) of the Code (and all similar provisions of state and local law) for all of its taxable years from April 1, 1992 through December 31, 1993, and for all of its taxable years beginning on or after December 31, 1996, and will continue to qualify as an S corporation as described through the Closing Date. HRN Marketing Corp.

has properly elected under section 1362(a) of the Code (and all similar provisions of state and local law) to be treated as an S corporation, within the meaning of section 1361(a) of the Code (and all similar provisions of state and local law) for all of its taxable years beginning on or after August 17, 1998, and will continue to qualify as an S corporation as described through the Closing Date. Accordingly, the Sellers will have no liability for federal, state, or local Income Taxes with respect to such periods, other than liability under section 1374 of the Code (and all similar provisions of state and local law) with respect to the transactions contemplated hereby.

                           (iii)  During all taxable periods for which the
statute of limitations has not yet expired, (a) neither Seller was a member of an affiliated group within the meaning of Treasury regulation Section 1.1502-1, and (b) neither Seller's relevant taxable income was included in a consolidated, combined, or unitary federal, state, local, or foreign Tax Return.

                           (iv)   No claim has ever been made by a taxing
authority in a jurisdiction where the Sellers do not currently file Tax Returns that the Sellers are or may be subject to taxation by such jurisdiction.

                           (v)    The Sellers (a) are not required to make any
adjustment pursuant to section 481 of the Code (or similar provision of other laws or regulations) by reason of a change in accounting method or otherwise,
(b) have no knowledge that the Internal Revenue Service or other taxing authority has proposed any such adjustment or change in accounting method which proposal is currently pending, and (iii) do not have an application pending with any taxing authority requesting permission for any change in accounting methods that relates to their business and operations.

                           (vi)   Neither Seller has been a United States real
property holding corporation within the meaning of section 897(c)(2) of the Code during the applicable period specified in section 897(c)(1)(A)(ii).

                           (vii)  No payment that will, or may, be made by
either Seller to any employee, former employee, officer, director, or agent thereof will be characterized as an "excess parachute payment" within the meaning of section 280G of the Code.

                           (viii) Neither Seller has filed a consent under
section 341(f) of the Code or any comparable provision of state or other revenue statutes.

                  5.6 COMPLIANCE WITH LAWS. The Sellers have complied with all material federal, state, county, local and foreign laws, ordinances, regulations and orders applicable to them or their business. Except as set forth in SCHEDULE 5.6, no license, permit, order or approval of any governmental or regulatory body (collectively the "PERMITS") is material to or necessary for the conduct of the business of the Sellers. All Permits of the Sellers are set forth on SCHEDULE 5.6 and are in full force and effect, no violations are or have been recorded in respect of any Permit and no proceeding is pending, or to the knowledge of the Sellers threatened, to revoke or limit any Permit.

                  5.7 AUTHORITY TO EXECUTE AND PERFORM AGREEMENTS; CONSENTS. The Sellers have the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and the Escrow Agreement and to perform fully the Sellers' obligations hereunder and thereunder. Each of this Agreement and the Escrow Agreement has been duly executed and delivered and constitutes the legally valid and binding obligation of the Sellers and the Shareholders enforceable against the Sellers and the Shareholders in accordance with its terms. No approval or consent of any foreign, federal, state, county, local or other governmental or regulatory body, and, except as set forth on
SCHEDULE 5.7 hereto, no approval or consent of any other person is required in connection with the execution and delivery by the Sellers and the Shareholders of this Agreement and the Escrow Agreement and the consummation and performance by the Sellers and the Shareholders of the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Escrow Agreement, the consummation of the transactions contemplated under this Agreement and the Escrow Agreement, and the performance by the Sellers and the Shareholders of this Agreement and the Escrow Agreement in accordance with their respective terms and conditions will not conflict with or result in the breach or violation of any of the terms or conditions of, or constitute (or with notice or lapse of time or both would constitute) a default under, (i) the Articles of Incorporation or By-Laws of either of the Sellers; (ii) any instrument, contract or other agreement by or to which either Seller or either Shareholder is a party or by or to which it or their or its or their assets or properties are bound or subject; (iii) any statute or any regulation, order, judgment or decree of any court or governmental or regulatory body; or (iv) any Permit.

                  5.8 LITIGATION. Except as set forth on SCHEDULE 5.8, the Sellers are not a party to, or to the Sellers' knowledge, threatened with, any claim, action, suit, complaint, demand, litigation or judicial, administrative or arbitration proceeding which would, or could reasonably be expected to, have a Sellers Material Adverse Effect. Except as set forth on SCHEDULE 5.8, the Sellers do not know of any dispute with any person under contract with the Sellers which materially and adversely affects, or may cause a Sellers Material Adverse Effect.

                  5.9 AGREEMENTS. SCHEDULE 5.9 sets forth all of the following contracts and other agreements to which the Sellers are a party or by or to which they or their assets or properties are bound or subject: (i) contracts and other agreements with any current officer, director, employee, consultant or shareholder; (ii) agreement with any labor union or association representing any employee; (iii) contracts and other agreements for the sale of hotel rooms or other materials, supplies, equipment, merchandise or services;
(iv) contracts and other agreements for the purchase, acquisition or allocation of hotel rooms, materials, supplies, equipment, merchandise or services; (v) copyright licenses, royalty agreements or similar contracts; (vi) distributorship, depository, representative, management, marketing, sales agency, printing or advertising agreements; (vii) contracts and other agreements for the sale of any of its assets or properties other than in the ordinary course of business or for the grant to any person of any preferential rights to purchase any of its assets or properties; (viii) joint venture agreements relating to the assets, properties or business of the Sellers or by or to which it or its assets or properties are bound or subject; (ix) contracts or other agreements under which it agrees to indemnify any party, to share the tax liability of any party or to refrain from competing with any party; (x) any contract or agreement containing any noncompete provision; (xi) any contract or agreement providing the Sellers or any other person with a right to be the exclusive provider of specified goods or services; (xii) any contract or agreement containing any "most favored nation" type provision; (xiii) any contract or agreement terminable, requiring a consent, or resulting in any acceleration of rights thereunder upon a change of control of the Sellers; or
(xiv) any other material contract or other agreement whether or not made in the ordinary course of business (other than those reflected on SCHEDULES 5.10, 5.12, 5.13 AND 5.18). All of the contracts and other agreements set forth on SCHEDULE
5.9 or elsewhere referred to in this Agreement are in full force and effect and the Sellers have paid in full or accrued all amounts due thereunder and have satisfied in full or provided for all of its liabilities and obligations thereunder, and are not in default under any of them, nor, to either Seller's knowledge, is any other party to any such contract or other agreement in default thereunder, nor does any condition exist which with notice or lapse of time or both would constitute a default thereunder. Except as separately identified on SCHEDULE 5.9, to Sellers' knowledge, neither Seller is a party to or is bound by any contract or other agreement which either individually or in the aggregate would cause a Sellers Material Adverse Effect if either Seller were to be in default thereunder and any such default remained uncured by either Seller or which was entered into other than in the ordinary course of its business. Except as separately identified on SCHEDULE 5.9, other than with respect to the contracts set forth on section (iv) of SCHEDULE 5.9, no approval or consent of any person is needed in order that the contracts or other agreements set forth on SCHEDULE 5.9 and other Schedules hereto continue in full force and effect following the consummation of the transactions contemplated by this Agreement. With respect to the contracts and agreements referred to in
Section 5.9(iv), except as separately identified on Schedule 5.9(iv), no approval or consent of any person is needed in order that the contracts or other agreements that comprise the top 20 (by revenue generated) of such contracts or agreements continue in full force and effect following the consummation of the transactions contemplated by this Agreement.

                  5.10     REAL ESTATE. Neither Seller owns any real property.
SCHEDULE 5.10 sets forth a list of (i) all leases, subleases or other agreements and all amendments or modifications thereto (the "LEASES") under which either Seller is lessor or lessee of any real property; (ii) all options held by either Seller or contractual obligations on the part of either Seller to purchase or acquire any interest in real property and all amendments or modifications thereto; and (iii) all options granted by either Seller or contractual obligations on the part of either Seller to sell or dispose of any interest in real property and all amendments or modifications thereto (the options referred to in clauses (ii) and (iii) above, collectively, the "OPTIONS"). The Sellers are the lessee under the Leases or holder or grantor of the Options, as the case may be, as set forth on SCHEDULE 5.10. The Leases are in full force and effect and neither Seller has received any notice of any default thereunder, and no termination event or condition exists thereunder. Each Seller has delivered to Buyer true and correct copies of the Options and Leases. The Options are in full force and effect subject to no lien or other encumbrance. The Sellers' leasehold interests are subject to no lien, title defect, or other encumbrance and no underlying mortgage, lease or other interest which is superior to Sellers' interest to such leasehold exists other than landlord liens. Sellers have no ownership or financial interest in the landlord under any Lease or the holders of any Option. All of the land, buildings, or other improvements used by Sellers in connection with the business of Sellers is included in the Leases. All water, gas, electric, sanitary and sewage lines and systems and other similar systems are sufficient to enable the real property leased under the Leases to be operated as currently used and enter such property from an adjacent public street or valid easement. The real property leased pursuant to the Leases have direct access to a street.

                  5.11 ACCOUNTS AND NOTES RECEIVABLE. All accounts and notes receivable reflected on the Balance Sheet and all accounts and notes receivable arising subsequent to the Balance Sheet Date, have arisen in the ordinary course of business, represent valid obligations to the Sellers and, subject only to reserves for bad debts calculated consistent with past practice, have been collected or are collectible in the aggregate recorded amounts thereof in accordance with their terms. All items which are required by GAAP to be reflected as accounts and notes receivable on the Financials and on the books of the Sellers are so reflected.

                  5.12 TANGIBLE PROPERTY. SCHEDULE 5.12 sets forth all interests owned or claimed by the Sellers (including, without limitation, options) in or to the plant, machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, any related capitalized items and other tangible property, including, without limitation, all computer and telecommunications equipment, material to the business of the Sellers and which is treated by the Sellers as depreciable or amortizable property not reflected on the Balance Sheet and not sold or disposed of in the ordinary course of business since the Balance Sheet Date ("TANGIBLE PROPERTY"). All material leases, conditional sale contracts, franchises or licenses pursuant to which the Sellers may hold or use any interest owned or claimed by it (including, without limitation, options) in or to Tangible Property are in full force and effect and, with respect to the Sellers' performance thereunder, there is no default or event of default or event which with notice or lapse of time or both would constitute a default. The Tangible Property of the Sellers is in good operating condition and repair, and the Sellers have received no notice that any of it is in violation of any existing law or any building, zoning, health, safety or other ordinance, code or regulation. During the past three years there has not been any significant interruption of the Sellers' operations due to inadequate maintenance of the Tangible Property.

                  5.13 INTANGIBLE PROPERTY. SCHEDULE 5.13 sets forth all patents, trademarks, service marks, trade names, internet assets (including, but not limited to, the Sellers' websites), trade secrets, domain names, software and franchises and other proprietary rights, all applications for any of the foregoing, and all permits, grants and licenses or other rights running to or from the Sellers relating to any of the foregoing which are material to its business. Except as set forth on SCHEDULE 5.13, the rights of the Sellers in the property set forth on SCHEDULE 5.13 are free and clear of any liens or other encumbrances. Except as set forth on SCHEDULE 5.13, the Sellers have no notice of any adversely held patent, invention, trademark, service mark or trade name of any other person or notice of any claim of any other person relating to any of the property set forth on SCHEDULE 5.13 or any process or confidential information of the Sellers, and the Sellers do not know of any basis for any such charge or claim.

                  5.14 LIENS. The Sellers own outright and have good and marketable title to all of their assets and properties, including, without limitation, all of the assets and properties reflected on the Balance Sheet, in each case free and clear of any lien or other encumbrance, except for (i) assets and properties disposed of, or subject to purchase or sales orders, in the ordinary course of business since the Balance Sheet Date; (ii) liens or other encumbrances securing taxes, assessments, governmental charges or levies, or the claims of materialmen, carriers, landlords and like persons, which are not yet due and payable; or (iii) minor liens or other encumbrances of a character which do not substantially impair the assets or properties of the Sellers or materially detract from its business.

                  5.15 INDEBTEDNESS. All Indebtedness (as herein defined) of the Sellers as at the Balance Sheet Date is set forth in the Financials.
SCHEDULE 5.15 sets forth a true and correct aged list of all accounts payable of the Sellers as of the end of the month prior to the date hereof in excess of $50,000 to any one payee. No account payable of the Sellers which has arisen subsequent to the end of the month prior to the date hereof has exceeded $50,000. All Indebtedness reflected in the Financials or on SCHEDULE 5.15 or which has arisen after the Balance Sheet Date has arisen in the ordinary course of business and represents valid Indebtedness of the Sellers. As used herein, the term "INDEBTEDNESS" means all items which, in accordance with GAAP, would be reflected on a balance sheet of the Sellers created during the existence of such item.

                  5.16 LIABILITIES. As at the Balance Sheet Date, except as set forth on SCHEDULE 5.16, the Sellers do not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, including, without limitation, liabilities on account of Taxes, other governmental charges or lawsuits brought, whether or not of a kind required by GAAP to be set forth on a financial statement, ("LIABILITIES"), which were not fully and adequately reflected on the Financials or SCHEDULE 5.16. Except as listed on SCHEDULE 5.16, the Sellers do not have any Liabilities, other than (i) Liabilities fully and adequately reflected on the Financials and (ii) those incurred since the Balance Sheet Date in the ordinary course of business. The Sellers have no knowledge of any circumstances, conditions, events or arrangements which may hereafter give rise to any Liabilities of the Sellers or any successor to the business of the Sellers except in the ordinary course of business or as otherwise set forth on SCHEDULE 5.16.

                  5.17 SUPPLIERS AND CUSTOMERS. No single supplier, customer or distributor (including travel agents, travel clubs and affiliate's websites) is of material importance to the business of the Sellers. The relationships of the Sellers with its suppliers, customers and distributors are good commercial working relationships and, except as set forth on SCHEDULE 5.17, no supplier, customer or distributor of the Sellers has canceled or otherwise terminated, or threatened in writing to cancel or otherwise terminate, its relationship with the Sellers or has during the last 12 months decreased materially, or threatened to decrease or limit materially, its services, supplies or materials to the Sellers or its usage of the Sellers' services or products, as the case may be. The Sellers do not have any notice that any such supplier, customer or distributor intends to cancel or otherwise modify its relationship with the Sellers or to decrease materially or limit its services, supplies or materials to the Sellers or its usage of the services or products of the Sellers, and the acquisition of the Purchased Assets by the Buyer will not, to the best of Sellers' knowledge, adversely affect the relationship of the Buyer (as successor to the business of the Sellers) with any such supplier, customer or distributor.

                  5.18     PENSION AND BENEFIT PLANS AND COMPLIANCE WITH ERISA.

                           (a)    SCHEDULE 5.18 identifies each employment,
severance or similar contract or arrangement and each plan, policy, fund, program or contract or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock option, or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements) health or medical benefits, disability benefits, worker's compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits) under which the Sellers have or in the future could have any liability ("BENEFIT PLANS"). There is no Benefit Plan which (i) is a multiemployer plan (within the meaning of Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) is a plan, other than a multiemployer plan, subject to Title IV of ERISA (a "TITLE IV PLAN") or (iii) is maintained in connection with any trust described in section 501(c)(9) of the Code.

                           (b)    The Sellers have furnished to the Buyer
copies of the Benefit Plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto), the most recent actuarial valuation report prepared in connection with any Benefit Plan, and the most recent IRS determination letter received with respect to any Benefit Plan.

                           (c)    No transaction prohibited by Section 406 of
ERISA or section 4975 of the Code, has occurred with respect to any employee benefit plan or arrangement which is covered by Title I of ERISA which transaction has or will cause the Sellers or any of its subsidiaries to incur any liability under ERISA, the Code or otherwise, excluding transactions effected pursuant to and in compliance with a statutory or administrative exemption.

                           (d)    Each Benefit Plan that is intended to be
qualified under section 401(a) of the Code is so qualified and has been so qualified during the period since its adoption; each trust created under any such Plan is exempt from tax under section 501(a) of the Code and has been so exempt since its creation. Each Benefit Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code.

                           (e)    Neither of the Sellers has any current or
projected liability in respect of post- employment or post-retirement health or medical or life insurance benefits for retired, former or current employees of the Sellers, except as required under applicable law.

                           (f)    There is no contract, plan or arrangement
(written or otherwise) covering any employee or former employee of either Seller that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of section 280G of the Code.

                           (g)    Except as set forth on SCHEDULE 5.18, no
employee or former employee of either Seller or any subsidiary will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced such benefit (including acceleration of vesting or exercise of an incentive award) as a result of the transactions contemplated hereby.

                           (h)    There are no unfunded obligations under any
Benefit Plan which are not fully reflected on the most recent Financials of the Sellers.

                  5.19 INSURANCE. SCHEDULE 5.19 sets forth all policies or binders of fire, liability, workmen's compensation, vehicular or other insurance held by or on behalf of the Sellers (specifying the insurer, the policy number or covering note number with respect to binders, and describing each pending claim thereunder). Such policies and binders are in full force and effect. Neither Seller is in default with respect to any provision contained in any such policy or binder and has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. Except for claims set forth on SCHEDULE 5.19, there are no outstanding unpaid claims under any such policy or binder. Except as set forth on Schedule 5.19 the Sellers have not made any claims under any such policy or binder during the last two years. The Sellers have not received a notice of cancellation or non-renewal of any such policy or binder. The Sellers have no knowledge of any inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts which might form the basis for termination of any such insurance.

                  5.20 OFFICERS, DIRECTORS AND EMPLOYEES. (a) SCHEDULE 5.20 sets forth the name and total compensation of each officer, director, employee, consultant or agent of each Seller who is among the top twenty (20) highest compensated officers, directors, employees, consultants and agents of each Seller.

                           (b)    SCHEDULE 5.20 lists as the date hereof the
number of employees of the Sellers in the aggregate, the number of full-time personnel and the number of contract workers of the Sellers. None of the employees of the Sellers is represented by a union, and no union organizing efforts have been conducted within the last five years or are now being conducted. The Sellers have not had at any time during the last five years, nor to the knowledge of the Sellers is there now threatened, a strike, picket, work stoppage, work slowdown or other labor dispute.

                  5.21     OPERATIONS OF THE SELLERS. Except as set forth on
SCHEDULE 5.21, from the Balance Sheet Date through the date hereof the neither Seller has:

                           (i)    amended Articles of Incorporation or By-Laws
or merged with or into or consolidated with any other person, or changed or agreed to change in any manner the character of business;

                           (ii)   entered into or amended any employment
agreement, entered into any agreement with any labor union or association representing any employee or entered into or amended any Benefit Plan;

                           (iii)  incurred any indebtedness for borrowed money;

                           (iv)   declared or paid any dividends or declared or
made any distributions of any kind or any other payments to the Shareholders;

                           (v)    reduced its cash or short-term investments or
their equivalent, other than to meet cash needs arising in the ordinary course of business, consistent with past practices;

                           (vi)   waived any right of material value to its
business;

                           (vii)  made any change in its accounting methods or
practices or made any change in depreciation or amortization policies or rates adopted by it;

                           (viii) materially changed any of its business
policies, including, without limitation, advertising, marketing, pricing, purchasing, personnel, sales, returns, budget or product acquisition policies;

                           (ix)   other than in the ordinary course of business
and consistent with past practice, made any wage or salary increase or bonus, or increase in any other direct or indirect compensation, for or to any officer, director, employee, consultant or agent of either Seller, or any accrual for or commitment or agreement to make or pay the same, other than to persons not officers, directors or shareholders of the Sellers made in the ordinary course of business;

                           (x)    made any loan or advance to any of its
officers, directors, employees, consultants, agents or shareholders, other than travel advances made in the ordinary course of business;

                           (xi)   made any payment or commitment to pay any
severance or termination pay to any of its officers, directors, employees, consultants or agents, other than to persons not officers, directors or shareholders of the Sellers made in the ordinary course of business;

                           (xii)  except in the ordinary course of business,
entered into any lease (as lessor or lessee); sold, abandoned or made any other disposition of any of its assets or properties; granted or suffered any lien or other encumbrance on any of its assets or properties; entered into or amended any contract or other agreement to which it is a party or by or to which it or its assets or properties are bound or subject or pursuant to which it agrees to indemnify any party or refrain from competing with any party;

                           (xiii) except in the ordinary course of business,
incurred or assumed any debt, obligation or liability (whether absolute or contingent and whether or not currently due and payable);

                           (xiv)  except for inventory or equipment acquired in
the ordinary course of business, made any acquisition of all or any part of the assets, properties, capital stock or business of any other person; or

                           (xv)   except in the ordinary course of business,
entered into, amended, modified or canceled any other material contract or other agreement or other material transaction.

                  5.22 POTENTIAL CONFLICTS OF INTEREST. Except as disclosed on SCHEDULE 5.22, neither Shareholder, nor any Shareholder Relative (as defined below) nor any officer or director of the Sellers nor their respective affiliates (i) owns, directly or indirectly, any interest in (excepting not more than 1% stock holdings for investment purposes in publicly traded securities), or is an officer, director, employee or consultant of any person which is a competitor, lessor, lessee, customer or supplier of the Sellers; (ii) owns, directly or indirectly, in whole or in part, any copyright, trademark, trade name, service mark, franchise, patent, invention, permit, license or secret or confidential information or any other property which the Sellers are using or the use of which is necessary or in the ordinary course of business useful for the business of the Sellers; or (iii) has any cause of action or other claim whatsoever against, or owes any amount to, the Sellers, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under Benefit Plans and similar matters and agreements existing on the date hereof. Except as disclosed on SCHEDULE 5.22, there are no contracts, licenses, leases or other agreements of any nature between the Sellers, on the one hand, and either of the Shareholders, or any Shareholder Relative, on the other hand. "SHAREHOLDER RELATIVE" means any parent, grandparent, child, grandchild, niece, nephew, or spouse or former spouse or any of their respective affiliates of either Shareholder or any entity controlled by, or established for the benefit of, one or more of the foregoing.

                  5.23 ENVIRONMENTAL. Except as disclosed on SCHEDULE 5.23, each Seller (i) is and has been in compliance with all applicable Safety and Environmental Laws; (ii) there is no Environmental Claim pending or threatened against either Seller and there is no civil, criminal or administrative judgment or notice of violation against either Seller pursuant to Safety and Environmental Laws or principles of common law relating to pollution, protection of the Environment or health and safety; and (iii) there are no past or present events, conditions, circumstances, activities, practices, incidents, agreements, actions or plans which may prevent compliance with Safety and Environmental Laws, or which have given rise to or will give rise to an Environmental Claim or to environmental compliance costs.

                  5.24 INVESTMENTS. Set forth on SCHEDULE 5.24 hereto is a complete and accurate list of all Investments held by the Sellers showing the amount, obligor or issuer and maturity, if any thereof. Except as set forth on
SCHEDULE 5.24, the Sellers do not own any interest in any other person.

                  5.25 PROJECTIONS. The projections relating to operations of the Sellers during the fiscal year ending December 31, 1999 (the "PROJECTIONS"), heretofore delivered by the Sellers to the Buyer and dated March 17, 1999, have been prepared in good faith on a reasonable basis. Nothing has come to the attention of the Sellers or either of the Shareholders to indicate that the Projections or the assumptions upon which they are based are not reasonable.

                  5.26 ENTIRE INVESTMENT IN THE BUSINESS; NO OTHER BUSINESSES. The Purchased Assets constitute all the rights, interests and other assets necessary to conduct the business of the Sellers in substantially the same manner as it has been heretofore conducted. The Sellers have never been involved in any other business other than the direct marketing of hotel rooms to consumers through telephonic orders and internet access (the "BUSINESS") and except for the Investments listed on SCHEDULE 5.24, has never owned any asset, conducted any business or incurred any liability, not directly related to the Business.

                  5.27 FULL DISCLOSURE. This Agreement and the Schedules hereto and the Escrow Agreement are to the Sellers' knowledge after due inquiry true, complete and authentic; and all contracts and other agreements or instruments included thereunder are valid, subsisting and binding on the parties thereto in accordance with their terms. This Agreement and the Schedules hereto and the Escrow Agreement do not contain any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements made, in the context in which made, not false or misleading. There is no fact which the Sellers have not disclosed to the Buyer in this Agreement or the Schedules hereto which would or could reasonably be expected to cause a Sellers Material Adverse Effect.

                  5.28 NO BROKER. Except for Donaldson, Lufkin & Jenrette, whose fees and expenses shall be the sole responsibility of the Sellers, no broker, finder, agent or similar intermediary has acted for or on behalf of the Sellers in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with the Sellers or any action taken by the Sellers.

                  5.29 REPRESENTATIONS AND WARRANTIES ON CLOSING DATE. The representations and warranties contained in this Section 5 shall be true and complete on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

         6. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Sellers as follows:

                  6.1 DUE INCORPORATION. The Buyer is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and lawful authority to own its assets and properties and to carry on its business as now conducted.

                  6.2 CORPORATE POWER OF THE BUYER. The Buyer has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and the Escrow Agreement, and to perform fully its obligations under this Agreement and the Escrow Agreement. Each of this Agreement and the Escrow Agreement has been duly executed and delivered and is the valid and binding obligation of the Buyer enforceable in accordance with its terms.

                  6.3 NO BROKER. No broker, finder, agent or similar intermediary has acted for or on behalf of the Buyer in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's, or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with the Buyer or any action taken by the Buyer.

                  6.4 REPRESENTATIONS AND WARRANTIES ON CLOSING DATE. The representations and warranties contained in this Section 6 shall be true and complete on and as of the Closing

Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date

         7. COVENANTS AND AGREEMENTS. The parties covenant and agree as follows:

                  7.1 CONDUCT OF BUSINESS. From the date hereof through the Closing Date, the Sellers shall conduct their business in the ordinary course consistent with past practice and, without the prior written consent of the Buyer, (i) shall not take or agree or commit to take any of the actions specified in Section 5.21 or (ii) make (including by extension or rollover) any new Investment. Notwithstanding the foregoing, the Sellers may declare and pay dividends to the Shareholders and the Trusts prior to the Closing.

                  7.2 INSURANCE. From the date hereof through the Closing Date, the Sellers shall maintain in force (including necessary renewals thereof) the insurance policies listed on Schedule 5.19 hereto, except to the extent that they may be replaced with equivalent policies appropriate to insure the assets, properties and business of the Sellers to the same extent as currently insured at the same or lower rates or at rates approved by the Buyer.

                  7.3 PRESERVATION OF BUSINESS. From the date hereof through the Closing Date, the Sellers shall use their best efforts to preserve their business organizations intact, keep available the services of their present officers, employees, consultants and agents, maintain their present suppliers and customers and preserve and enhance their goodwill and the Shareholders shall not take any action inconsistent with the foregoing.

                  7.4 LITIGATION. The Sellers shall promptly notify the Buyer of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against the Sellers or against any officer, director, employee, consultant, agent or shareholder with respect to the affairs of the Sellers.

                  7.5 CONTINUED EFFECTIVENESS OF REPRESENTATIONS AND WARRANTIES OF THE SELLERS. From the date hereof through the Closing Date, the Sellers shall conduct its business in such a manner so that the representations and warranties contained in Section 5 shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date, and the Buyer shall promptly be given notice of any event, condition or circumstance occurring from the date hereof through the Closing Date which would constitute a violation or breach of this Agreement.

                  7.6 CORPORATE EXAMINATIONS AND INVESTIGATIONS. Prior to the Closing Date, the Buyer shall be entitled, through its employees and representatives, including, without limitation, Ernst & Young LLP and Paul, Weiss, Rifkind, Wharton & Garrison, to make such investigation of the property and plant and such examination of the books, records and financial condition of the Sellers as the Buyer reasonably desires. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and the Sellers shall cooperate fully therein. No investigation by the Buyer shall, however, diminish or obviate in any way any of the representations, warranties, covenants or agreements of the Sellers under this Agreement. In order that the Buyer may have full opportunity to make such business, accounting and legal review, examination or investigation as it may wish of the business and affairs of the Sellers, the Sellers shall furnish the representatives of the Buyer during such period with all such information concerning the affairs of the Sellers as such representatives may reasonably request and cause its officers, employees, consultants, agents, accountants and attorneys to cooperate fully with such representatives in connection with such review and examination and to make full disclosure to the Buyer of all material facts affecting the financial condition and business operations of the Sellers. If this Agreement terminates, the Buyer and its affiliates shall keep confidential and shall not use in any manner any information obtained from the Sellers concerning its assets, properties, operations and business, unless readily ascertainable from public or published information, or trade sources, or already known or subsequently developed by the Buyer independently of any investigation of the Sellers, or received from a third party not under an obligation to the Sellers to keep such information confidential. Notwithstanding the foregoing, the Buyer shall not contact any customers, hotels, or other vendors of the Sellers regarding the Business without the advance approval of the Sellers, which approval shall not be unreasonably withheld or delayed.

                  7.7 EXPENSES OF SALE. The Sellers and the Buyer agree that each of them shall bear its own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated hereby. All transfer, documentary, gross receipts, sales and use taxes and similar liabilities, if any, resulting from the sale, assignment, transfer and delivery hereunder of the Purchased Assets shall be paid by the Sellers.

                  7.8 FURTHER ASSURANCES. Each of the parties shall execute, prior to and following the Closing, such documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby, including, without limitation, notification and report forms with respect to the transactions contemplated by this Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations promulgated thereunder (the "HSR ACT"). Each such party shall use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are conditions precedent to the Closing.

                  7.9      ADDITIONAL PURCHASE PRICE.

                           7.9.1  DETERMINATION OF ADJUSTED EBT AND ADJUSTED
GROSS PROFIT. As soon as practicable, but in any event not more than ninety (90) days after the Closing Date, with respect to the twelve-month period ending March 31, 1999, and not more than ninety (90) days after the end of the twelve-month period ending on each of March 31, 2000, 2001 and 2002, the Buyer shall deliver to the Sellers a statement, setting forth the Adjusted EBT and Adjusted Gross Profit for the Business for the year then ended (the "BUYER'S DETERMINATION"), together with the unaudited financial statements for such period. The Adjusted EBT of the Business for the twelve-month periods ending on March 31, 1999, 2000, 2001 and 2002 shall be referred to herein as the "1998 ADJUSTED EBT," "1999 ADJUSTED EBT," "2000 ADJUSTED EBT" and "2001 ADJUSTED EBT," respectively, and the Adjusted Gross Profit of the Business for the twelve-month periods ending on March 31, 1999, 2000, 2001 and 2002 shall be referred to herein as the "1998 ADJUSTED GROSS PROFIT," "1999 ADJUSTED GROSS PROFIT," "2000 ADJUSTED GROSS PROFIT" and "2001 ADJUSTED GROSS PROFIT," respectively. The Sellers and its representatives shall have the right, during normal business hours and upon reasonable request, to review all work papers and procedures used to prepare the Buyer's Determination and to have reasonable access to the Buyer's financial employees and accountants involved in the preparation thereof and shall have the right to perform reasonable procedures necessary to confirm the accuracy thereof. The Buyer's Determination shall become final and binding on the Sellers and the Buyer unless the Sellers give written notice of their disagreement, including a reasonably detailed description of the basis for such disagreement and the Sellers' determination (the "SELLERS' DETERMINATION") of the relevant amounts of Adjusted EBT or Adjusted Gross Profit, as the case may be (a "NOTICE OF DISAGREEMENT"), to the Buyer within thirty (30) days following receipt by the Sellers of the statement setting forth the Buyer's Determination. During a period of fifteen (15) days following the aforesaid thirty (30) day period, the Buyer and the Sellers shall attempt to resolve any differences which they may have with respect to any matter specified in any Notice of Disagreement. If at the end of such fifteen (15) day period, the Buyer and the Sellers shall have failed to reach written agreement with respect to all of such matters, the Buyer and the Sellers shall retain PricewaterhouseCoopers or if such firm declines to act in such capacity, any such other firm of independent nationally recognized accountants chosen and mutually accepted by both parties (the "REFEREE") to make a determination (the "REFEREE DETERMINATION") of the disputed Adjusted EBT or Adjusted Gross Profit, as the case may be. The Buyer and Sellers shall request the Referee to act promptly to prepare the Referee Determination, and in any event to render the Referee Determination within 30 days after the commencement of its engagement. The Buyer shall give the Referee, during normal business hours and upon reasonable request, access to all work papers and procedures used to prepare the Buyer's Determination and to the Buyer's financial employees and accountants involved in the preparation thereof. The Referee shall deliver the Referee Determination to the Buyer and the Sellers. The final amount of the Adjusted EBT or Adjusted Gross Profit, as the case may be, for the relevant period shall be the average of the two closest determinations between the Buyer's Determination, the Sellers' Determination and the Referee Determination. In the event the difference between the Buyer's Determination and the Referee Determination equals the difference between the Referee Determination and the Sellers' Determination, the Referee determination shall be binding.

                           7.9.2  1999 ADDITIONAL PURCHASE PRICE PAYMENT.
Subject to Section 7.9.5 below, within fifteen (15) days following the final determination of the 1999 Adjusted EBT and Adjusted Gross Profit in accordance with paragraph 7.9.1 above, the Buyer shall pay to the Sellers, by wire transfer of immediately available funds, an amount equal to the greater of (i) the product of (x) the amount, if any, by which the 1999 Adjusted EBT exceeds 1998 Adjusted EBT times (y) 2.5, and (ii) if 1999 Adjusted Gross Profit is at least 50% greater than 1998 Adjusted Gross Profit, (x) the amount by which the 1999 Adjusted Gross Profit exceeds 1998 Adjusted Gross Profit times (y) 1.44.

                           7.9.3  2000 ADDITIONAL PURCHASE PRICE PAYMENT.
Subject to Section 7.9.5 below, within fifteen (15) days of the final determination of the 2000 Adjusted EBT and Adjusted Gross Profit in accordance with paragraph 7.9.1 above, the Buyer shall pay to the Sellers, by wire transfer of immediately available funds, an amount equal to the greater of (i) the product of (x) the amount, if any, by which the 2000 Adjusted EBT exceeds the greater of (A) 1999 Adjusted EBT and (B) 1998 Adjusted EBT times (y) 2, and (ii) if 2000 Adjusted Gross Profit is at least 35% greater than the greater of (A) 1999 Adjusted Gross Profit and (B) 1998 Adjusted Gross Profit, (x) the amount by which the 2000 Adjusted Gross Profit exceeds the greater of (A) 1999 Adjusted Gross Profit and (B) 1998 Adjusted Gross Profit times (y) 1.18.

                           7.9.4  2001 ADDITIONAL PURCHASE PRICE PAYMENT.
Subject to Section 7.9.5 below, within fifteen (15) days of the final determination of the 2001 Adjusted EBT and Adjusted Gross Profit in accordance with 7.9.1 above, the Buyer shall pay to the Sellers, by wire transfer of immediately available funds, an amount equal to the greater of (i) the product of (x) the amount, if any, by which the 2001 Adjusted EBT exceeds the greater of
(A) 2000 Adjusted EBT, (B) 1999 Adjusted EBT and (C) 1998 Adjusted EBT times (y) 1.5, and (ii) if 2001 Adjusted Gross Profit is at least 20% greater than the greater of (A) 2000 Adjusted Gross Profit, (B) 1999 Adjusted Gross Profit and
(C) 1998 Adjusted Gross Profit, (x) the amount by which 2001 Adjusted Gross Profit exceeds the greater of (A) 2000 Adjusted Gross Profit, (B) 1999 Adjusted Gross Profit and (C) 1998 Adjusted Gross Profit times (y) .87.

                           7.9.5  CERTAIN MATTERS EFFECTING ADDITIONAL PURCHASE
PRICE PAYMENT. In the event the amount determined by the calculation in paragraph 7.9.2, 7.9.3 or 7.9.4 above results in a negative number, no amount shall be paid by the Buyer to the Sellers under such paragraph. The amounts due from Buyer to Sellers under 7.9.2, 7.9.3, and 7.9.4 shall accrue interest from and after June 29, 2000, 2001 and 2002, respectively, at USAi's then applicable Cost of Funds

                  7.10     QUARTERLY DEFERRED PAYMENT.

                           7.10.1 QUARTERLY DEFERRED PAYMENT.

                                  (a) Not more than 30 days after the end of
the fiscal quarter of the Business ended March 31, 1999, the Sellers shall prepare and deliver to the Buyer a statement of the Adjusted Gross Profit of the Business for such fiscal quarter.

                                  (b) Not more than 30 days after the end of
each of the fiscal quarters of the Business ended June 30, 1999, September 30, 1999 and December 31, 1999, the Buyer shall prepare and deliver to the Sellers a statement of the Adjusted Gross Profit of the Business for such fiscal quarter.

                                  (c) Within 10 days after the determination
of the Adjusted Gross Profit for each fiscal quarter pursuant to Section 7.9.1(a) and (b) above, if the Adjusted Gross Profit for such fiscal quarter as so determined exceeds 25% of the Target Adjusted Gross Profit for such quarter as reflected on Schedule 7.10 attached hereto (the "TARGET ADJUSTED GROSS PROFIT"), the Buyer shall pay to the Sellers by wire transfer of immediately available funds, an amount equal to (x) $12.5 million times (y) the Deferred Payment Adjuster (as defined below) (the "DEFERRED PAYMENT"). Notwithstanding the above, in the event the Deferred Payment with respect to any fiscal quarter is due in accordance with the provisions of Section 7.10.1(c) prior to the Closing, such Deferred Payment shall be made, without interest, by wire transfer of immediately available funds, at the Closing.

                                  (d) The "DEFERRED PAYMENT ADJUSTER" shall
be a percentage (which in no event shall be greater than 100) equal to the (x) Target Percentage (as defined below) minus (y) the lesser of (i) 100% minus the Target Percentage and (ii) 25%. "TARGET PERCENTAGE" shall be the Adjusted Gross Profit of the Business for the relevant period divided by the Target Adjusted Gross Profit for such period.

                           7.10.2 ANNUAL DEFERRED PAYMENT RECONCILIATION.

                                  (a) As soon as practicable, but in any event
not more than 90 days after the end of the fiscal year ending December 31, 1999, Buyer shall prepare and deliver to the Sellers a statement setting forth the Adjusted Gross Profit of the Business for the year then ended (the "ANNUAL ADJUSTED GROSS PROFIT"), together with the unaudited financial statements of the Business for such period. The final Annual Adjusted Gross Profit shall be determined in accordance with the procedures set forth in Section 7.9 applicable to the determination of the final 1999 Adjusted Gross Profit.

                                  (b) Within 15 days after the determination
of the final Annual Adjusted Gross Profit,

                                      (i)   In the event the Total Deferred
Payment (as defined below) is less than the Annualized Deferred Payment (as defined below), Buyer shall pay to Sellers, by wire transfer of immediately available funds, an amount equal to the Annualized Deferred Payment minus the Total Deferred Payment; or

                                      (ii)  In the event the Total Deferred
Payment is greater than the Annualized Deferred Payment, Sellers shall pay to Buyer by wire transfer of immediately available funds, an amount equal to the Total Deferred Payment minus the Annualized Deferred Payment.

                                  (c) "TOTAL DEFERRED PAYMENT" means the sum
of the Deferred Payments made by the Buyer each quarter pursuant to Section 7.10.1(c). "ANNUALIZED DEFERRED PAYMENT" means an amount equal to (x) $50 million times (y) the Deferred Payment Adjuster.

                  7.11     PARTICIPATION PAYMENT.

                           7.11.1 2004 PAYOUT AND PARTICIPATION MULTIPLIER.

                                  (a) Unless a payment has been made under
Section 7.11.2 or 7.11.3, as soon as practicable, but in any event not more than ninety (90) days, after the end of the twelve-month period ending March 31, 2004, the Buyer shall deliver to the Sellers a statement setting forth the Adjusted EBT for the Buyer for the twelve-month periods ending March 31, 2001, 2002, 2003 and 2004 (the "2000 ADJUSTED EBT," "2001 ADJUSTED EBT," "2002
ADJUSTED EBT" and "2003 ADJUSTED EBT," respectively), and the EBT for the twelve-month period ending March 31, 2004 (the "2003 EBT") together with the unaudited financial statements for such periods. The final determination of the 2000, 2001, 2002 and 2003 Adjusted EBT and 2003 EBT shall be made in accordance with the procedures set forth in Section 7.9.1 with respect to the 2000 Adjusted EBT. Within 15 days of the final determination of the 2000, 2001, 2002 and 2003 Adjusted EBT and 2003 EBT in accordance with the provisions of Section 7.9.1 hereof, Buyer shall pay to the Sellers, by wire transfer of immediately available funds, an amount equal to the product of (x) (i) The Participation Multiplier (as defined below) times 2003 EBT minus (ii) Net Debt Capital (as defined hereafter) times (y) 10% (the "2003 PAYOUT"). "NET DEBT CAPITAL" means an amount equal to the enterprise value (including the net debt assumed), as reasonably determined in good faith by the Buyer and the Sellers, of any Acquired Business, other than, with respect to this Section 7.11.1 only, any Acquired Business acquired during the twelve-month period ending March 31, 2004, at the time of the consummation of such acquisition together with an amount equal to the interest on such amount from the time of such acquisition through the calculation date, at an annual rate of 12% compounded annually. In the event the Buyer and the Sellers are unable to determine the enterprise value of any Acquired Business, either party may, by written notice to the other party, require a nationally recognized investment bank mutually acceptable to the Buyer and the Sellers to be retained to determine the enterprise value of such Acquired Business. The fees and expenses of such investment bank shall be borne equally by the Buyer and the Sellers.

                                  (b) The Participation Multiplier shall be as
follows:


                  AVERAGE ANNUAL ADJUSTED
                   EBT GROWTH (AS DEFINED                 PARTICIPATION
                          BELOW)                            MULTIPLIER
                  -----------------------                 -------------
                  20% or less                                 10
                  Greater than 20%-30%                        11
                  Greater than 30%-40%                        12
                  Greater than 40%-50%                        13
                  Greater than 50%-60%                        14
                  Greater than 60%                            15

"AVERAGE ANNUAL ADJUSTED EBT GROWTH" shall mean the average of the annual percentage growth (or reduction) in Adjusted EBT during the twelve-month periods ending March 31, 2002, 2003 and 2004.

                           7.11.2 SALE OF THE BUSINESS.

                                  (a) If, prior to the payment of the 2004
Payout by the Buyer pursuant to Section 7.11.1 above and the consummation of the IPO of the Buyer referred to in Section 7.11.3, all or substantially all of the equity interests in the Buyer are sold, or the Buyer sells all or substantially all of its assets (including as a result of a merger, consolidation or reorganization) (each a "SALE OF THE BUSINESS"), the Sellers shall receive a portion of the consideration received in respect of the Sale of the Business (the "SALE CONSIDERATION") equal to (x) (i) the total value of the Sale Consideration as reasonably determined by the Buyer and the Sellers plus the aggregate value of all cash dividends paid by the Buyer to its shareholders following the Closing minus (ii) the Net Debt Capital (calculated including any Acquired Business acquired during the twelve-month period ending March 31, 2004) multiplied by (y) 10% (the "SALE OF BUSINESS PAYMENT"). The Sale of Business Payment shall be paid to the Sellers (i) at the same time and in the same form as the Sale Consideration received by the Buyer or its affiliates upon the Sale of the Business and (ii) shall be subject to the terms and conditions of the agreements entered into with respect to the Sale of the Business, including, without limitation, any escrow or indemnification obligations. In the event the Buyer and the Sellers are unable to determine the total value of the Sale Consideration, either party may, by written notice to the other party, require a nationally recognized investment bank mutually acceptable to the Buyer and the Sellers to be retained to determine the total value of the Sale Consideration. The fees and expenses of such investment bank shall be borne equally by the Buyer and the Sellers

                                  (b) Notwithstanding the provisions of
paragraph 7.11.2(a) above, the Sellers shall not be entitled to any payment in the event of a Sale of the Business to an affiliate of the Buyer.

                                  (c) The Buyer and the Sellers acknowledge
that the provisions of Section 7.11.2 shall not apply to transactions that do not constitute a Sale of the Business including a partial sale of equity interests in the Buyer or a partial asset sale (including as a result of a merger, consolidation or reorganization) of the Buyer (a "NON-QUALIFYING SALE"). In the event of a Non-Qualifying Sale (other than a Non-Qualifying Sale in the ordinary course of business), the Sellers and the Buyer shall negotiate in good faith to determine what, if any, arrangements should be made with respect to the Sellers' participation in such Non-Qualifying Sale in light of the circumstances of such Non-Qualifying Sale.

                           7.11.3 PARTICIPATION IN EVENT OF IPO. If, prior to
the payment of the 2004 payout by the Buyer pursuant to Section 7.11.1 or a payment in connection with the sale of the Business of the Buyer pursuant to
Section 7.11.2 above, the Buyer consummates an initial public offering of shares of its common stock (an "IPO"), the Buyer shall issue to the Sellers a number of shares of common stock of the Buyer having an aggregate value (based on the price per share in the IPO) equal to the product of (x) (i) the total issued and outstanding shares of the Buyer immediately prior to the IPO (which shall include the shares issued under Section 7.15 simultaneous with the IPO) times the IPO price minus (ii) the Net Debt Capital multiplied by (y) 10%. Sellers hereby agree to enter into "lock up" indemnity or other customary agreements reasonably requested by the underwriters in connection with an IPO. Simultaneously with the issuance of the shares to be issued to the Sellers pursuant to this Section 7.11.3, the Sellers shall execute and deliver to the Buyer a Representations Letter (substantially in the form attached hereto as Exhibit E) with respect to such shares.

                           7.11.4 TERMINATION OF PARTICIPATION PAYMENT. Upon
the payment or distribution to the Sellers under any of Sections 7.11.1, 7.11.2 or 7.11.3, the other provisions of this Section 7.11 shall immediately terminate and no further payment or obligation shall be due the Sellers thereunder; PROVIDED THAT the payment provided in 7.11.1 cannot be made earlier than provided in that section without the written consent of the Sellers.

                           7.11.5 CALCULATION SCHEDULE. Attached as
SCHEDULE 7.11.5 is a spreadsheet outlining examples of the calculations of the Additional Purchase Price, Quarterly Deferred Payment and Participation Payment.

                  7.12 USAI GUARANTY. USA hereby irrevocably, unconditionally and completely guarantees the full and timely payment and performance of all the Buyer's obligations under this Agreement, subject to the provisions and limitations set forth herein. The obligations and liabilities under this guaranty constitute primary obligations and liabilities of USA and shall not be affected by the absence of any action to enforce obligations of, or proceedings first against, the Buyer or the inability of the Buyer to pay due to bankruptcy or otherwise.

                  7.13 BUYER'S ALLOCATION OF AFFILIATE OVERHEAD; AFFILIATE TRANSACTIONS.

                           (a)    The Buyer hereby agrees that no corporate
overhead expenses of any affiliate of the Buyer not directly related to the Business, shall be included in the calculation of Adjusted EBT or Adjusted Gross Profit of the Business for the purposes of determining the Adjusted EBT and Adjusted Gross Profit of the Business pursuant to Sections 7.9, 7.10 and 7.11. Notwithstanding the foregoing, expenses incurred by affiliates of the Buyer directly related to the Business (i.e. employee benefits and insurance premiums) shall be allocated to the Business for the purposes of determining the Adjusted EBT and Adjusted Gross Profit of the Business pursuant to Sections 7.9, 7.10 and 7.11.

                           (b)    The Buyer hereby agrees that the cost and
expenses related to the purchase of any goods or services from any affiliate of the Buyer (an "Affiliate Transaction") shall not, without the consent of the Sellers, be included in the calculation of Adjusted EBT or Adjusted Gross Profit of the Business for the purposes of determining the Adjusted EBT and Adjusted Gross Profit of the Business pursuant to Sections 7.9, 7.10 and 7.11 unless such Affiliate Transaction is with respect to goods and services historically used by the Business and on arms length market terms and conditions which, in the case of advertising services, is currently 5% of the revenues generated by such advertising.

                  7.14     OBLIGATIONS REGARDING ACQUIRED BUSINESSES.

                           (a)    The Buyer shall not acquire any person, asset
or business engaged primarily in a business other than the Company Business (as defined in Section 10.1) without the prior consent of the Sellers; PROVIDED, HOWEVER, that the Buyer may purchase a person, asset or business engaged primarily in a business other than the Company Business without the prior consent of the Sellers, if the Buyer agrees at the time of such acquisition that such Acquired Business will not be included in the calculation of Adjusted EBT and Adjusted Gross Profit of the Business for the purposes of determining the Adjusted EBT and Adjusted Gross Profit of the Business pursuant to Sections 7.9,
7.10 and 7.11. The Buyer may acquire any person, asset or business in the Company Business without the consent of the Sellers.

                           (b)    Notwithstanding anything in this agreement to
the contrary, the Sellers and the Shareholders agree that the Buyer and its affiliates shall have no obligation whatsoever to purchase any person, asset or business, whether or not such person, asset or business is, directly or indirectly, related to the Company Business, and the Buyer and its affiliates shall have no obligation whatsoever to contribute any person, asset or business, owned or purchased by any affiliate of the Buyer, to the Buyer, including, without limitation, a person, asset or business, directly or indirectly, related to the Company Business. Nothing in this Agreement shall, in any way, prohibit, restrict, limit or effect in any way the ability of any affiliate of the Buyer to make any acquisition of any person, asset or business.

                  7.15 2000 INITIAL PUBLIC OFFERING. If the initial closing of the proposed initial public offering (the "2000 IPO") of the Class A Common Stock, par value $0.01 per share (the "CLASS A COMMON STOCK"), of the Buyer occurs prior to March 31, 2000, the following provisions shall apply:

                           7.15.1 Simultaneously with the initial closing of
the 2000 IPO:

                                  (i)   In full satisfaction of its obligations
under Sections 7.9.3 and 7.9.4, the Buyer shall issue to the Trust the number of shares (the "SECTION 7.15 SHARES") of Class A Common Stock equal to the number that can be found by dividing (x) $81.6 million dollars by (y) the price at which each share of Class A Common Stock is initially sold to the public in the 2000 IPO (the"IPO PRICE"); PROVIDED THAT, (i) if the IPO Price is less than $11.00 per share, the price used for purposes of this clause (y) shall be $11.00 and (ii) if the IPO Price is greater than $16.25 per share, the price used for purposes of this clause (y) shall be $16.25. The issuance of the Section 7.15 Shares shall result in a share-for-share reduction in the number of Class B Common Stock, par value$0.01 per share (the "CLASS B COMMON STOCK"), of the Buyer to be issued to USA in the recapitalization of the Buyer that will occur immediately prior to the completion of the 2000 IPO;

                                  (ii)  The Sellers and the Trust shall execute
and deliver to the Buyer a written Receipt and Release of Claims substantially in the form attached hereto as EXHIBIT D;

                                  (iii) The obligations of USA under
Section 7.12 hereof (as such section relates to USA's guaranty of the Buyer's obligations) shall be deemed to be of no further force or effect upon (i) the issuance of the Section 7.15 Shares, (ii) the issuance of the Section
7.11.3 Shares, (iii) the payment of all amounts due under Section 7.9.2, if any, in respect of the twelve month period ended March 31, 2000, and

(iv) the payment of all amounts due under Section 7.10 in respect of the quarter ended December 31, 1999 and the fiscal year ended December 31, 1999;

                                  (iv)  For purposes of the calculation of the
number of shares of Class A Common Stock that the Trust will receive pursuant to
Section 7.11.3 hereof (the "SECTION 7.11.3 SHARES," and together with the
Section 7.15 Shares, the "2000 IPO SHARES"), the reference in Section 7.11.3 hereof to "the total issued and outstanding shares of the Buyer immediately prior to the IPO" shall include in such issued and outstanding shares of the Buyer the number of Section 7.15 Shares provided above; and

                                  (v)   The Trust shall execute and deliver to
the Buyer a written Representations Letter with respect to the 2000 IPO Shares substantially in the form attached hereto as EXHIBIT E.

                           17.5.2 Without the advance written consent of Buyer
(to be given or withheld in its sole discretion and, approved by its board of directors), the Trust shall not directly or indirectly sell, assign, transfer, gift, exchange or otherwise dispose of, or grant a lien, encumbrance, pledge or other security interest in (each, a "TRANSFER") any of the 2000 IPO Shares until after the fourth anniversary of the initial closing of the 2000 IPO, subject to the following exceptions:

                                  (vi)  The Trust may Transfer (i) after the
first anniversary of the initial closing of the 2000 IPO, all or any portion of the 2000 IPO Shares to (x) a Shareholder, an immediate family member of a Shareholder, which shall include only the spouse (except for a spouse with whom such Shareholder has entered into any divorce or separation agreement), or a child of such Shareholder (collectively, the "FAMILY"), or (y) a trust, all of the beneficial interests in which shall be held by such Shareholder or one or more members of such Shareholder's Family, and (ii) up to 5% of the number of
Section 7.11.3 Shares and 5% of the number of Section 7.15 shares originally issued to the Trust to a former executive of the Sellers consistent with the terms of a letter agreement dated May 7, 1999, from TMF, Inc. to that former executive (a copy of which the Trust has delivered to the Buyer) in each case provided that such transferee delivers a written instrument, reasonably acceptable to the Buyer, agreeing to be bound by the terms of this Agreement to the same extent as the transferor. All persons and entities to whom the Trust may Transfer Class A Stock under this Section 7.15.2(a) are hereinafter referred to as "PERMITTED TRANSFEREES."

                                  (vii) The Trust (and its Permitted
Transferees) may Transfer in the aggregate a number of Section 7.11.3 Shares not to exceed the following percentages of the number of Section 7.11.3 Shares originally issued to the Trust (adjusted for any stock splits, stock dividends, or similar recapitalization), after the dates indicated:


         After first anniversary of the 2000 IPO              40%
         After second anniversary of the 2000 IPO             An additional 10%
         After third anniversary of the 2000 IPO              An additional 10%
         After fourth anniversary of the 2000 IPO             All remaining

                  Section 7.11.3  Shares


                                  (viii) After the first anniversary of the
initial closing of the 2000 IPO, if USA or any of its affiliates (which for this purpose shall not include any officer or director of USA or the Buyer) desire to Transfer to an unaffiliated third party in a single transaction or series of related transactions more than 7.5% of the number of shares of the Buyer's common stock owned by USA and its affiliates on the date of the initial closing of the 2000 IPO, the Trust and its Permitted Transferees shall have the right, in the aggregate, to include in such Transfer, on the same terms and conditions as the transferring stockholder, a number of shares of the Buyer's common stock equal to the product of (x) the aggregate number of shares of common stock proposed to be transferred and (y) a fraction, the numerator of which is equal to the total number of shares of common stock owned at that time by the Trust and its Permitted Transferees and the denominator of which is the number of shares owned at that time by the Trust and its Permitted Transferees and by USA and its affiliates. If such Transfer by a transferring stockholder is to be made under an effective registration statement filed by the Buyer with the Securities and Exchange Commission, the Buyer shall offer the Trust and its Permitted Transferees the opportunity to participate in such registration in the same manner as the transferring stockholder to the extent necessary to permit such persons to exercise their tag along rights hereunder.

                                  (ix)   (i) The restrictions on Transfers
described above shall terminate on the death or permanent disability or termination of employment by the Buyer without "cause" (each of which is referred to as a "restriction terminating event") of either Shareholder as to a number of shares held by that Shareholder and his Permitted Transferees equal to the lesser of (x) the total number of shares then held by that Shareholder and that Shareholder's Permitted Transferees and (y) fifty percent (50%) of the total number of 2000 IPO shares originally issued to the Trust; PROVIDED, HOWEVER, that (a) in the case of a restriction terminating event, the restriction on sale or transfers shall not be eliminated prior to the first anniversary of the 2000 IPO and (b) such Shareholder and his Permitted Transferees shall not Transfer shares released by reason of a restriction terminating event on any day a number of shares in excess of twenty-five percent(25%) of the trailing thirty day average daily trading volume of the Buyer's common stock.

                                  (ii)  Notwithstanding the foregoing 25%
limitation, upon a restriction terminating event caused by the death of a Shareholder, the estate and the Family Permitted Transferees of such Shareholder shall be permitted to sell in a single block trade transaction at the then current market price such number of shares as the estate represents and warrants in writing to the Buyer are necessary to be sold in order to result in net proceeds sufficient to pay the applicable estate taxes resulting from such death (provided the net proceeds from such sale are used solely to pay such estate taxes). If requested by the holders of the shares to be sold under the circumstances described in the previous sentence, the Buyer shall effect a demand registration covering the sale of such shares in the manner described in
Section 7.15.3.

                                  (iii)  "Cause" shall mean: (A) the plea of
guilty or nolo contendre to, or conviction for, the commission of a felony or any other offense involving moral turpitude by such Shareholder; (B) a material breach by such Shareholder of a fiduciary duty owed to the Buyer; (C) a material breach by such Shareholder of any of the covenants made by him in any agreement with the Buyer; or (D) the willful or gross neglect by such Shareholder in the performance of his duties or responsibilities consistent with his position with the Buyer at such time.

                           7.15.3 The Trust and its Permitted Transferees,
acting by a written request of a majority in interest, shall have the one time right after the fourth anniversary of the initial public offering, to cause the Buyer to register all, or such lessor portion as requested, of the shares of Buyer held by the Trust or its Permitted Transferees, under the Securities Act of 1933, as amended, at the expense of the Buyer and upon customary terms and conditions. The foregoing right shall be subject to the right of the Buyer to select the underwriter, if any, to be used and the agreement by the holders of shares included in such registration pursuant to a demand under this Section 7.15.3 to enter into any customary lockup agreement requested by the underwriter. Upon the receipt of such a request, Buyer shall take such steps as are reasonably necessary to register such shares for sale in accordance with applicable federal securities laws (i) subject to the right of the Buyer to suspend or delay a registration demanded hereunder for any period because of material developments the disclosure of which the Board of Directors of the Buyer determines in good faith would be detrimental or (b) due to regulatory reasons and (ii) the limitation that no demand right shall be exercisable during a period when the Buyer is subject to an underwriter's lockup. The Buyer shall not be obligated to so effect a demand registration if in the opinion of counsel to the Buyer the selling stockholder otherwise is able to effect a sale of the shares under Rule 144(k).

                           7.15.4 All Transfers shall be made in full compliance
with applicable law. Except as otherwise permitted by Section 7.15.5,each stock certificate for 2000 IPO Shares and each stock certificate issued upon the direct or indirect Transfer of any such 2000 IPO Shares shall be stamped or otherwise imprinted with the following legends:

                                  (i)    THE SECURITIES REPRESENTED HEREBY HAVE
NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

                                  (ii)   HRN, INC. (THE "COMPANY"), IS A
DELAWARE CORPORATION, AND THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE DIRECTLY OR INDIRECTLY, SOLD, GIVEN, TRANSFERRED, ASSIGNED, CHARGED, MORTGAGED, HYPOTHECATED, PLEDGED OR ENCUMBERED OR OTHERWISE DISPOSED OF (WHETHER BY OPERATION OF LAW OR OTHERWISE) WITHOUT COMPLIANCE WITH THE PROVISIONS OF THAT CERTAIN ASSET PURCHASE AGREEMENT DATED AS OF APRIL 13, 1999, AMONG THE COMPANY AND CERTAIN OTHER PARTIES, AS AMENDED. COPIES OF THE ABOVE-REFERENCED AGREEMENT AND AMENDMENT ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SHARES ON THE REGISTER OF STOCKHOLDERS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF SUCH ASSET PURCHASE AGREEMENT.

                           7.15.5 Notwithstanding the foregoing, the Trust or
Permitted Transferee may require the Buyer to issue stock certificates for 2000IPO Shares, in each case:

                                  (i)    without the legend required under
Section 7.15.4(a) hereof if either (i) such 2000 IPO Shares have been registered for resale under the Securities Act of 1933 (the "Securities Act") or (ii) the Trust or Permitted Transferee has delivered to the Buyer an opinion of legal counsel (from a firm reasonably satisfactory to the Buyer) which opinion shall be addressed to the Buyer and be reasonably satisfactory in form and substance to the Buyer's counsel, to the effect that such registration is not required with respect to such 2000 IPO Shares; and

                                  (ii)   without the legend required under
Section 7.15.4(b) hereof if either (i) the Trust and the Permitted Transferees Transfer such 2000 IPO Shares pursuant to Section 7.15.2(b) hereof or (ii) the fourth anniversary of the initial closing of the 2000 IPO has passed.

                           7.15.6 The Trust (and each Permitted Transferee by
accepting the shares to be held by it) acknowledge and agree that the transfer restrictions set forth in Section 7.15.2 prohibiting the Transfer of any interest in the 2000 IPO Shares unless such Transfer is expressly permitted hereunder, are an integral part of the Buyer's willingness to issue the 2000 IPO Shares on the terms described herein and that the Buyer would be irreparably harmed if such provisions were not strictly complied with by the Trust and its Permitted Transferees. Without limiting the foregoing, the Trust (and each Permitted Transferee) agrees that it shall not take any action to circumvent such restrictions on Transfer, including, without limitation, by reducing or transferring in any manner its economic interest in any portion of the 2000 IPO Shares through means of any hedging, derivative or other synthetic transaction or through any other means. The Trust (and each Permitted Transferee) acknowledge that damages are inadequate to compensate the Buyer for the Trust's (or a Permitted Transferee's) breach of this Agreement and therefore the Buyer shall be entitled to specific performance of this Agreement. If the Buyer elects to institute any action specifically to enforce the Trust's (or a Permitted Transferee's) performance, the Trust (and such Permitted Transferee) agrees to waive any claim or defense that the Buyer has an adequate remedy at law, and agrees not to interpose any opposition legally or otherwise to the propriety of specific performance.

                           7.15.7 As soon as practicable after February 1,2000,
the Trust and the parent company of the Buyer will file a notification and report form under the HSR Act with respect to the acquisition of the 2000 IPO Shares and shall request early termination of the waiting period under the HSR Act. In the event that the initial closing of the 2000 IPO occurs prior to the expiration or earlier termination of the waiting period under the HSR Act, the 2000 IPO Shares shall consist of a class of non-voting capital stock of the Buyer that is in all other respects (other than voting rights) the same as the Class A Common Stock and shall automatically convert into shares of Class A Common Stock upon the expiration or early termination of the HSR Act waiting period. In consideration of Section 7.15, the Sellers and the Trust agree to promptly reimburse the Buyer for one-half of the fees associated with any filings under the HSR Act; PROVIDED, THAT, if the 2000 IPO does not occur by March 31, 2000, the Sellers and the Trust shall promptly reimburse the Buyer for the full amount of any such fees.

         8. CONDITIONS PRECEDENT TO THE OBLIGATION OF THE BUYER TO CLOSE. The obligation of the Buyer to enter into and complete the Closing is subject, at its option, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by it:

                  8.1 REPRESENTATIONS AND COVENANTS. The representations and warranties of the Sellers contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. Furthermore, the representations and warranties of the Sellers contained in this Agreement shall be true and correct (without regard to any Material Adverse Effect or materiality qualifier) except for all such violations which taken together would not constitute a Sellers Material Adverse Effect. The Sellers shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by the Sellers on or prior to the Closing Date. The Sellers shall have delivered to the Buyer a certificate, dated the Closing Date and signed by the Sellers, to the foregoing effect and stating that all conditions to the Buyer's obligations hereunder have been satisfied.

                  8.2 GOVERNMENTAL PERMITS AND APPROVALS. Any and all permits and approvals from any governmental or regulatory body required for the lawful consummation of the Closing shall have been obtained.

                  8.3 THIRD PARTY CONSENTS. All consents, permits and approvals from parties to any contracts or other agreements with the Sellers (other than contracts and agreements with hotels referred to in Section 5.9(iv))which may be required in connection with the performance by the Sellers of its obligations under this Agreement or the continuance of such contracts or other agreements after the Closing and all consents and approvals required with respect to the contracts and agreements with hotels which are indicated on
Schedule 5.9(iv) as requiring consent or approval shall have been obtained.

                  8.4 OPINION OF COUNSEL TO THE SELLERS. The Buyer shall have received the favorable opinion of Sayles & Lidji, counsel to the Sellers, dated the Closing Date, addressed to the Buyer, in a form reasonably satisfactory to the Buyer.

                  8.5 LITIGATION. No action, suit or proceeding shall have been instituted before any court or governmental body or instituted or threatened by any governmental agency or body to restrain or prevent the carrying out of the transactions contemplated hereby, or which has or may have in the opinion of the Buyer, a materially adverse effect on the assets, properties, business or condition, financial or otherwise, of the Sellers.

                  8.6 ESCROW AGREEMENT. Simultaneously with the Closing, the Buyer and the Sellers shall enter into an Escrow Agreement in the form of EXHIBIT C.

                  8.7 HART-SCOTT-RODINO. Any person required in connection with the transactions contemplated under this Agreement to file a notification and report form in compliance with the HSR Act shall have filed such form and the waiting period specified in the HSR Act, including any extensions thereof, shall have expired.

                  8.8 LANDLORD ESTOPPEL CERTIFICATE. The Buyer shall have received, at the Sellers' expense, a current estoppel certificate from the landlord under each Lease stating (i) that such Lease is in full force and effect and has not been amended, modified or supplemented other than as set forth on SCHEDULE 5.10; (ii) that all rent and other sums and charges payable under such Lease are current, and setting forth the date through which such payments have been made; (iii) the amount of any tenant security or other similar deposit held by or on behalf of such landlord under such Lease; (iv) that no notice of default on the part of the Sellers, as the case may be, or termination notice has been served under such Lease which remains outstanding; and (v) that, to the knowledge of such landlord, no uncured default or termination event or condition exists under such Lease, and that no event has occurred or condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition; and (vi) that the consummation of the transactions contemplated in this Agreement will not constitute a default under such Lease or grounds for the termination thereof or for the exercise of any other right or remedy adverse to the interests of the tenant thereunder.

                  8.9 ASSIGNMENT OF LEASE. The Buyer shall have received an assignment of each Lease, in a form reasonably satisfactory to the Buyer.

                  8.10 TAX RETURNS. Buyer shall have received any and all real property transfer tax returns and other similar filings required by law in connection with this Agreement, all duly and properly executed and acknowledged. Sellers shall also execute such affidavits in connection with such filings as shall have been required by law or reasonably requested by Buyer.

                  8.11 FIRPTA AFFIDAVIT. Buyer shall have received an affidavit of an officer of each Seller sworn to under penalty of perjury, setting forth such Seller's name, address and Federal tax identification number and stating that such Seller is not a "FOREIGN PERSON" within the meaning of
Section 1445 of the Code.

         9. CONDITIONS PRECEDENT TO THE OBLIGATION OF THE SELLERS TO CLOSE. The obligation of the Sellers to enter into and complete the Closing is subject, at the option of the Sellers, to the fulfillment of the following conditions, any one or more of which may be waived:

                  9.1 REPRESENTATIONS. The representations and warranties of the Buyer contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Buyer shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with it on or prior to the Closing Date. The Buyer shall have delivered to the Sellers a certificate, dated the Closing Date and signed by an officer of the Buyer, to the foregoing effect and stating that all conditions to the Sellers' obligations hereunder have been satisfied.

                  9.2 OPINION OF COUNSEL TO THE BUYER. The Sellers shall have received the favorable opinion of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Buyer, dated the Closing Date, addressed to the Sellers, in a form reasonably satisfactory to the Sellers.

                  9.3 LITIGATION. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain or prevent the carrying out of the transactions contemplated hereby.

                  9.4 HART-SCOTT-RODINO. Any person required in connection with the transactions contemplated under this Agreement to file a notification and report form in compliance with the HSR Act shall have filed such form and the waiting period specified in the HSR Act, including any extensions thereof, shall have expired.

         10.      COVENANTS OF ROBERT DIENER AND DAVID LITMAN.

                  10.1 COVENANTS AGAINST COMPETITION. Each Shareholder acknowledges that (i) the principal business of the Sellers is the direct marketing and selling of hotel rooms to consumers through telephonic orders and internet access (the "COMPANY BUSINESS"); (ii) he is one of the limited number of persons who has developed such business; (iii) the business of the Sellers is national and international in scope; (iv) his work for the Sellers has brought him and his work for the Buyer will continue to bring him into close contact with many confidential affairs not readily available to the public; and (v) the Buyer would not purchase the Purchased Assets but for the agreements and covenants of the Shareholder contained in this Section 10. Accordingly, as a material inducement to the Buyer to enter into this Agreement and consummate the transactions referred to herein, each Shareholder covenants and agrees, with respect to himself, that:

                           (a)    NON-COMPETE. During the term of the
Shareholder's employment with the Buyer as successor in interest to the business of the Sellers or with any affiliate of the Buyer, and for a period of five years following the termination (whether for cause or otherwise) of the Shareholder's employment with the Buyer or any of its affiliates (the "RESTRICTED PERIOD"), the Shareholder shall not in the United States of America or in any foreign country, directly or indirectly, (i) engage in the Company Business for the Shareholder's own account; (ii) engage in any business that constitutes part of the Buyer's, or any affiliate of the Buyer for which the Shareholder has significant management responsibility, business at the time of the termination of such Shareholder's employment with the Buyer; (iii) enter the employ of, or render any services to, any person engaged in such activities;
or (iv) become interested in any such person as an individual, partner, shareholder, officer, director, principal, agent, employee, trustee, consultant or in any other relationship or capacity; PROVIDED, HOWEVER, the Shareholder may own, directly or indirectly, solely as an investment, securities of any person which are traded on any national securities exchange if the Shareholder (a) is not an officer, director, consultant, employee or a controlling person of, or a member of a group which controls, such person or (b) does not, directly or indirectly, own 5% or more of any class of securities of such person.

                           (b)    CONFIDENTIAL INFORMATION. During and after
the Restricted Period, the Shareholder shall keep secret and retain in strictest confidence, and shall not use for the benefit of himself or others except in connection with the business and affairs of the Buyer and its affiliates, all confidential matters relating to the Company Business and to the Buyer and its affiliates, including without limitation, trade know-how, secrets, customer lists, subscription lists, subscription lists, details of author or consultant contracts, pricing policies, operational methods, marketing plans or strategies, produce development techniques or plans, business acquisition plans, new personnel acquisition plans, methods of manufacture, technical processes, designs and design projects, inventions and research projects and other business affairs relating to the Company Business and to the Buyer and its affiliates learned by the Shareholder heretofore or hereafter, and shall not disclose them to anyone outside of the Buyer and its affiliates, either during or after employment by the Buyer or any of its affiliates, except as required in the course of performing duties hereunder or with the Buyer's express written consent.

                           (c)    PROPERTY OF THE BUYER. All memoranda, notes,
lists, records and other documents (and all copies thereof) made or compiled by the Shareholder or made available to the Shareholder concerning the Company Business or the Buyer or any of its affiliates shall be the Buyer's property and shall be delivered to the Buyer promptly upon the termination of the Shareholder's employment with the Buyer or any of its affiliates or at any other time on request.

                           (d)    EMPLOYEES OF THE BUYER. During the Restricted
Period, the Shareholder shall not, directly or indirectly, hire, solicit or encourage to leave the employment of the Buyer or any of its affiliates, any employee of the Buyer or any of its affiliates or hire any such employee who has left the employment of the Buyer or any of its affiliates within one year of the termination of such employee's employment with the Buyer or any of its affiliates.

                  10.2 RIGHTS AND REMEDIES UPON BREACH. If the Shareholder breaches, or threatens to commit a breach of, any of the provisions of
Section 10.1 (the "RESTRICTIVE COVENANTS"), the Buyer shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Buyer under law or in equity:

                           (a)    SPECIFIC PERFORMANCE. The right and remedy to
have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Buyer and that money damages will not provide adequate remedy to the Buyer.

                           (b)    ACCOUNTING. The right and remedy to require
the Shareholder to account for and pay over to the Buyer all compensation, profits, monies, accruals, increments or other benefits
(collectively, "BENEFITS") derived or received by the Shareholder as the result of any transactions constituting a breach of any of the Restrictive Covenants, and the Shareholder shall account for and pay over such Benefits to the Buyer.

                  10.3 SEVERABILITY OF COVENANTS. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

                  10.4 BLUE-PENCILLING. If any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced.

                  10.5 ENFORCEABILITY IN JURISDICTIONS. The Buyer and the Shareholders intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the Buyer and the Shareholders that such determination not bar or in any way affect the Buyer's right to the relief provided above in the courts of any other jurisdiction within the geographical scope of such Covenants, as to breaches of such Covenants in such other respective jurisdictions, such Covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

                  10.6 SHAREHOLDER GUARANTY. The Shareholders, and their respective spouses (Malia Litman with respect to Litman and Michelle Diener with respect to Diener), jointly and severally, hereby irrevocably, unconditionally and completely guarantee the full and timely payment and performance of all of the Sellers' obligations under this Agreement, subject to the provisions and limitations set forth herein; PROVIDED, HOWEVER, each Shareholder's, and such Shareholder's Spouse's, liability under this Section 10.6 or Section 12 shall not exceed 50% of the Purchase Price. Each of the Zachary Charles Litman Exempt GS-Trust, Katherine Elizabeth Litman Exempt GS-Trust, the Anne Marie Litman Exempt GS-Trust, the Alison Diener Exempt GS-Trust and the Brianna Diener Exempt GS-Trust (collectively, the "Trusts"), jointly and severally, hereby irrevocably, unconditionally and completely guarantee the full and timely payment and performance of all of the Sellers' obligations under this Agreement, subject to the provisions and limitations set forth herein; provided, however, each such Trust's liability under this Section 10.6 or Section 12 shall not exceed the percentage of the Purchase Price distributed to such Trust, including upon liquidation, by the Sellers. The obligations and liabilities under this guaranty constitute primary obligations and liabilities of the Shareholders and the Trusts and shall not be affected by the absence of any action to enforce obligations of, or proceedings first against, the Sellers or the inability of the Sellers to pay because of the Sellers' bankruptcy or otherwise.

         11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF THE SELLERS. Notwithstanding any right of the Buyer fully to investigate the affairs of the Sellers and notwithstanding any knowledge of facts determined or determinable by the Buyer pursuant to such investigation or right of investigation, the Buyer has the right to rely fully upon the representations, warranties, covenants and agreements of the Sellers contained in this Agreement or in any document delivered to the Buyer by the Sellers or any of its representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder. Except for those representations and warranties in Sections 5.1, 5.2 and 5.7 (all of which representations and warranties shall survive without limitation), all representations and warranties shall terminate and expire with respect to any theretofore unasserted (i) General Claim (as herein defined), on the second anniversary of the Closing Date, (ii) any Tax Claim (as herein defined), 30 days after assessment of the liability to which any such Tax Claim may relate is barred by all applicable statutes of limitations (taking into account any applicable waivers or extensions) and (iii) any Safety and Environmental Claim (as herein defined), on the fifth anniversary of the Closing Date and (iv) any ERISA Claim (as herein defined) on the date upon which the liability to which any such ERISA Claim may relate is barred by applicable statutes. As used in this Agreement, the following terms have the following meanings:

                  (i) "ERISA CLAIM" means any claim based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of representation or warranty of the Sellers contained in Section 5.18.

                  (ii) "GENERAL CLAIM" means any claim arising out of or based on otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Sellers contained in this Agreement that is not a Tax Claim.

                  (iii) "SAFETY AND ENVIRONMENTAL CLAIM" means any claim based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation or warranty of the Sellers contained in this Agreement related to Safety and Environmental Laws.

                  (iv) "TAX CLAIM" means any claim arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Sellers contained in this Agreement related to Taxes.

         12.      INDEMNIFICATION.

                  12.1 OBLIGATION OF THE SELLERS AND DIENER AND LITMAN TO INDEMNIFY. Subject to the limitations contained in Section 12.5, the Sellers and the Shareholders, jointly and severally, agree to indemnify, defend and hold harmless the Buyer (and any of its officers, directors, employees, affiliates, successors and assigns) from and against any losses, liabilities, damages, judgments, assessments, fines, costs, expenses or deficiencies (including interest, penalties, fees, expenses and disbursements of attorneys, experts, personnel and consultants incurred by the indemnified party) ("LOSSES") based upon, arising out of or due to or otherwise in respect of:

                           (i)    any inaccuracy in or any breach of any
representation or warranty of the Sellers or the Shareholders contained in this Agreement or in any document or other writing delivered pursuant hereto;


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
                           (ii)   any breach of any covenant or agreement of
the Sellers or the Shareholders contained in this Agreement; and

                           (iii)  any liability or obligation not assumed by
the Buyer pursuant to Sections 2.1 and 2.2, including, without limitation, any liability to which it may become subject as a result of the fact that the transactions contemplated by this Agreement are being effected, at the request of the Sellers, without compliance with the provisions of any Bulk Sales Act or any similar statute as enacted in any jurisdiction, domestic or foreign.

                  12.2 OBLIGATION OF BUYER TO INDEMNIFY. The Buyer shall indemnify, defend and hold harmless the Sellers from and against any Losses arising out of or due to (i) any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Buyer contained in this Agreement or in any document or other writing delivered pursuant hereto; and
(ii) any liability or obligation assumed by the Buyer pursuant to Section 2.1.

                  12.3     NOTICE TO INDEMNIFYING PARTY.

                           (a)    NOTICE OF ASSERTED LIABILITY. The party
making a claim under this Article 13 is referred to as the "INDEMNITEE," and the party against whom such claims are asserted under this Article 12 is referred to as the "INDEMNIFYING PARTY." All claims by any Indemnitee under this Article
12 shall be asserted and resolved as follows: Promptly after receipt by the Indemnitee of notice of any claim or circumstances which, with the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of a claim for indemnification under this Article 12, including any action, proceeding or investigation (an "ASSERTED LIABILITY") that may result in a Loss, the Indemnitee shall give notice thereof (the "CLAIMS
NOTICE") to the Indemnifying Party; PROVIDED, THAT, the failure to give notice shall not effect the Indemnifying Party's obligations hereunder except to the extent it is materially prejudiced thereby. The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary, and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

                           (b)    OPPORTUNITY TO DEFEND. The Indemnifying Party
may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability arising from any third party claim. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within 30 days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any Asserted Liability over the objection of the other; PROVIDED, HOWEVER, consent to settlement or compromise shall not be unreasonably be withheld. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of such Asserted Liability. If the Indemnifying Party chooses to defend any Asserted Liability, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

                  12.4 ESCROW FUND. The obligation of the Sellers and the Shareholders under Section 12.1 shall be satisfied first from the Escrow Fund and, if the Escrow Fund is inadequate to provide indemnification to the Buyer as provided in the Escrow Agreement, then from the Sellers and the Shareholders as provided in Section 12.1.

                  12.5 LIMITATION ON INDEMNIFICATION. Anything in this Agreement to the contrary notwithstanding, no indemnification payment shall be made to the Buyer pursuant to this Section 12.1(i) of Agreement, except those based upon, arising out of or otherwise in respect of Sections 5.5, 5.18 and
Article 10, or in respect of Taxes, whether from the Escrow Fund or otherwise, until the amounts which the Buyer would otherwise be entitled to receive as indemnification under this Agreement aggregate at least $200,000 (the "Basket Amount"), at which time the Buyer shall be entitled to receive the amount of any such payments in excess of the Basket Amount. Indemnification in respect of Taxes shall include the amount of such Tax, interest, penalties, fees and disbursements of attorneys, experts, personnel and consultants incurred by the indemnified party but shall not include any other consequential damages. Anything in this Agreement to the contrary notwithstanding, the liability of the Sellers shall in no event exceed the Purchase Price received by the Sellers pursuant to this Agreement (including any amount distributed or which may later be distributed to the Sellers pursuant to the Escrow Agreement). Anything in this Agreement to the contrary notwithstanding, the liability of each Shareholder, other than such Shareholder's liability pursuant to Article 10, shall in no event exceed 50% of the Purchase Price.

                  12.6 SET-OFF RIGHTS. Each of the Sellers and the Shareholders agrees that the Buyer shall have the right, but not the obligation, to set-off against any of its payment obligations hereunder or under the Purchase Note, the full amount of any Losses required to be paid by such Sellers pursuant to Section 12.1 if such Losses are not otherwise paid within thirty (30) days after the Buyer has requested payment. If Buyer elects to exercise its set-off rights here under against any payment obligation under this Agreement or the Purchase Note, it will give to the Sellers written notice of such election which includes the amount to be set off and, upon giving such notice, the amount of the obligations under this Agreement or the Purchase Note, as the case may be, shall automatically be reduced by the amount set forth in such Notice. In the event there is a final determination by a court of competent jurisdiction that the Buyer was not entitled to indemnification under this
Article 12 with respect to the set-off amount, the Buyer shall promptly thereafter pay to the Sellers all such amounts which are so determined to have been incorrectly set-off plus interest thereon at a rate per annum equal to USAi Cost of Funds in effect during the period from such set-off to such repayment, which interest shall be calculated on the basis of a 365-day year and shall accrued from the date the Buyer exercises its right of set-off hereunder to the date of such repayment. For purposes of this Section 12.6, a determination shall be final if any and all appeals therefrom shall have been resolved or if thirty days shall have passed from the rendering of such determination (or of any determination on appeal there from) and no party shall have commenced any such appeal therefrom.

         13.      TERMINATION OF AGREEMENT.

                  13.1 TERMINATION. This Agreement may be terminated prior to the Closing as follows:

                           (i)    at the election of the Sellers, if the Buyer
has breached any material representation, warranty, covenant or agreement contained in this Agreement and such breach is either not capable of being cured prior to September 30, 1999 or, if such breach is capable of being cured, is not so cured within a reasonable amount of time;

                           (ii)   at the election of the Buyer, if the Sellers
have breached any material representation, warranty, covenant or agreement contained in this Agreement and such breach is either not capable of being cured prior to September 30, 1999 or, if such breach is capable of being cured, is not so cured within a reasonable amount of time;

                           (iii)  at the election of the Sellers or the Buyer,
if any legal proceeding is commenced or threatened by any governmental agency or other person directed against the consummation of the Closing or any other transaction contemplated under this Agreement and either the Sellers or the Buyer, as the case may be, reasonably and in good faith deems it impractical or inadvisable to proceed in view of such legal proceeding or threat thereof;

                           (iv)   at any time on or prior to the Closing Date,
by mutual written consent of the Sellers and the Buyer;

                           (v)    at the election of the Buyer if the Closing
has not occurred by September 30, 1999 (other than a failure of the Closing to occur due to a breach of this Agreement by the Buyer); or

                           (vi)   at the election of the Sellers if the Closing
has not occurred by September 30, 1999 (other than a failure of the Closing to occur due to a breach of this Agreement by the Sellers); or

                  13.2 SURVIVAL AFTER TERMINATION. If this Agreement terminates pursuant to Section 13.1 and the transactions contemplated here under are not consummated, this Agreement shall be null and void and have no further force or effect, except that any such termination shall be without prejudice to the rights of any party on account of the nonsatisfaction of the conditions set forth in Articles 8 and 9 resulting from the intentional or willful breach or violation of the representations, warranties, covenants or agreements of another party under this Agreement. Notwithstanding anything in this Agreement to the contrary, the provisions of Article 14 shall survive any termination of this Agreement.

         14.      MISCELLANEOUS.

                  14.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms have the following meanings unless the context otherwise requires:

                           (i)    "ACQUIRED BUSINESS" is any person or business
acquired by the Buyer after the Closing through a purchase of assets or stock, or a contribution to the capital of the Buyer, other than the Purchased Assets and other assets or Investments purchased in the ordinary course of business of the Buyer.

                           (ii)   "ACQUIRED EBT" is (a) the amount of EBT of the
Acquired Business for the twelve-month period ending on the last day of the month immediately prior to the date of the acquisition of such Acquired Business by the Buyer divided by 52 times (b) the number of weeks (rounded to the nearest whole) during the relevant period for which EBT is being calculated that the Acquired Business was owned by the Buyer.

                           (iii)  "ACQUIRED GROSS PROFIT" is the Gross Profit
attributable to, or contributed by, any Acquired Business during the relevant period.

                           (iv)   "ADJUSTED EBT" means (A) subject to paragraph
(B) below, EBT adjusted (a) to exclude Acquired EBT (as defined above) for the period, (b) to exclude expenses related to the transaction contemplated by the Agreement, any expenses incurred by the Buyer relating to disputes under this Agreement and any amortization of goodwill, (c) to exclude an amount equal to Base Cost of Capital, (d) to exclude interest earned on the proceeds of any equity issued by the Company, (e) to exclude interest paid to the Sellers by the Company under the Purchase Note, (f) to exclude salary expenses in excess of $37,500 payable to either Diener or Litman during any fiscal year, (g) to exclude additional charges incurred in connection with the attempted public offering (including in connection with the preparation and filing of the SEC registration statement filed on November 9, 1999) of the stock of HRN, such as filing fees, blue sky expenses, attorneys' fees, accounting fees, printing expenses and road show expenses. and (h) to include an amount equal to the Imputed Interest. Notwithstanding the foregoing, for the purposes of determining the Adjusted EBT for the year ended March 31, 2004 in Section 7.11 only, all EBT attributable to, or contributed by, any Acquired Business acquired during such period shall be excluded and the calculation of Base Cost of Capital shall not include any Acquired Business acquired during such period.

                                  (B)    Notwithstanding paragraph (A) above, if
HRN issues warrants or other similar convertible securities to third parties in connection with the provision of goods and services ("THIRD PARTY WARRANTS"), then for purposes of determining the effect of the Third Party Warrants on Adjusted EBT, notwithstanding anything to the contrary contained in this Agreement, the following principles shall apply:

                                         (i)   for the purposes of calculating
Adjusted EBT, the charge to earnings attributable to the Third Party Warrants shall equal 50% of the actual accounting charges taken by HRN in accordance with GAAP in respect of such Third Party Warrants; and

                                         (ii)  following the point at which the
product of (x) 50% of the actual accounting charges taken by HRN in accordance with GAAP in respect of such Third Party Warrants and (y) the applicable multiplier of the growth in Adjusted EBT for the relevant period pursuant to clause (c) of Section 7.9.2, 7.9.3 and/or 7.9.4 of this Agreement as to any years regarding which a payment is made based on Adjusted EBT rather than Adjusted Gross Profit, EQUALS or exceeds $1 million, then for purposes of Adjusted EBT, the charges to earnings attributable to the Third Party Warrants shall be determined by HRN in accordance with GAAP.

         The term "Third Party Warrants" shall not include any options or other securities issued to officers, directors, employees and/or advisors of HRN pursuant to plans adopted by HRN.

                           (v)    "ADJUSTED GROSS PROFIT" means Gross Profit
for a period of time, adjusted to exclude any Acquired Gross Profit.

                           (vi)   "AFFILIATE," with respect to any person,
means and includes any person controlling, controlled by or under common control with such person.

                           (vii)  "BASE COST OF CAPITAL" shall be an amount
equal to 12% per annum applied to the enterprise value (including debt (less cash) assumed), as reasonably determined by the Buyer and the Sellers, of any Acquired Business, compounded annually from the date such Acquired Business was acquired by the Buyer. As an example if an Acquired Business is purchased for $1 million and the Buyer assumes $500,000 of the Acquired Business' debt, the enterprise value of such Acquired Business shall be

$1.5 million. In the event the Buyer and Sellers are unable to determine the enterprise value of any Acquired Business, a nationally recognized investment bank mutually acceptable to the Buyer and the Sellers shall be retained to determine the enterprise value of such Acquired Business.

                           (viii) "BUSINESS" means the business of the Sellers
as conducted prior to the Closing and the business of the Buyer as conducted after the Closing.

                           (ix)   "BUSINESS DAY," means any day which is not a
federal, state or local holiday and on which the banks generally are open in New York, New York for the conduct of business.

                           (x)    "CODE" shall mean the Internal Revenue code
of 1986, as amended, and the applicable Treasury regulations promulgated thereunder.

                           (xi)   "CONTRACTS AND OTHER AGREEMENTS" means and
includes all contracts, agreements, indentures, bonds, leases, mortgages, franchises, licenses, commitments or binding arrangements, express or implied.

                           (xii)  "DOCUMENT OR OTHER PAPERS" means and includes
any document, agreement, instrument, certificate, notice, consent, affidavit, letter, telegram, telex, statement, schedule (including any Schedule to this Agreement), exhibit (including any Exhibit to this Agreement) or any other paper whatsoever.

                           (xiii) "EBT" means for the relevant period, as to
the Business, the net income of such business before deduction for federal, state or local Income Taxes, all determined in accordance with GAAP consistently applied; PROVIDED, HOWEVER, that the 2003 EBT in Section 7.11 shall not include the EBT attributable to, or contributed by, any Acquired Business acquired during such period. Expenses incurred, directly or indirectly, by the Company as a result of its being a public company, to the extent provided by GAAP, shall be included in the determination of EBT.

                           (xiv)  "ENVIRONMENT" means navigable waters, waters
of the contiguous zone, ocean waters, natural resources, surface waters, ground water, drinking water supply, land surface, subsurface strata, ambient air, both inside and outside of buildings and structures, man-made buildings and structures, and plant and animal life on earth.

                           (xv)   "ENVIRONMENTAL CLAIMS" means any notification,
whether direct or indirect, formal or informal, written or oral, pursuant to Safety and Environmental Laws or principles of common law relating to pollution, protection of the Environment or health and safety, that any of the current or past operations of the Sellers, or any by-product thereof, or any of the property currently or formerly owned, leased or operated by the Sellers, or the operations or property of any predecessor of the Sellers, is or may be implicated in or subject to any claim, order, hearing, notice, agreement or evaluation by any governmental body or any other person.

                           (xvi)  "GAAP" means generally accepted accounting
principles of the U.S. consistently applied.

                           (xvii) "GROSS PROFIT" means for the relevant period
total revenue (other than interest and dividend income, net income resulting from the sale of marketable securities and other non-operating activity generated income) calculated in accordance with SCHEDULE 14.1 reduced by the Cost of Sales calculated in accordance with SCHEDULE 14.1 related to such revenue, all in accordance with GAAP consistently applied.

                           (xviii)  "HAZARDOUS SUBSTANCE" means any toxic
waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or waste, petroleum or petroleum-derived substance or waste, radioactive substance or waste, or any constituent of any such substance or waste, or any other substance regulated under or defined by any Safety and Environmental Law.

                           (xix)    "INCOME TAXES" means any federal, state,
local, or foreign Tax (including any interest, penalties, or additions to Tax attributable to such Tax) (i) based upon, measured by, or calculated with respect to, net income or net receipts, proceeds, or profits (including, but not limited to, any capital gains Taxes, minimum Taxes, and any Taxes on items of Tax preference, but not including sales, use, real or personal property transfer, or similar Taxes), or (ii) based upon, measured by, or calculated with respect to multiple bases (including, but not limited to, corporate franchise or occupation Taxes) if one or more of the bases on which such Tax may be based, measured by, or calculated with respect to is described in (i) above.

                           (xx)     "IMPUTED INTEREST" means an amount equal to
the interest rate USA earns on its short term cash deposits, as adjusted quarterly, applied to (a) the amount of any cash dividends, distributions or advances by the Buyer, and (b) the amount of any payments made to the Sellers under Section 7.9 and 7.10 and pursuant to the Purchase Note which are paid by the Company in each case, compounded annually from the date of such cash dividend or distribution.

                           (xxi)    "INVESTMENT" means any loan or advance to
any person, any purchase or other acquisition of any capital stock or other ownership or profit interest, warrant, right, option, obligation or other securities of such person, any capital contribution to such person or any other investment in such person.

                           (xxii)   "KNOWLEDGE" means, with respect to the
Buyer or Sellers, the actual knowledge of any officer, director or shareholder of such person.

                           (xxiii)  "LIEN OR OTHER ENCUMBRANCE" means and
includes any lien, pledge, mortgage, security interest, claim, lease, charge, option, right of first refusal, easement or any other encumbrance whatsoever.

                           (xxiv)   "NET WORKING CAPITAL" means the current
assets of the Sellers acquired by Buyer at Closing minus the current liabilities of the Sellers assumed by Buyer at Closing, all determined in accordance with GAAP consistently applied. Schedule 14.1 sets forth the Net Working Capital of the Sellers as of December 31, 1998.

                           (xxv)    "PERSON" means any individual, corporation,
partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization or other entity.

                           (xxvi)   "PROPERTY" means real, personal or mixed
property.

                           (xxvii)  "SAFETY AND ENVIRONMENTAL LAWS" means all
Laws and Orders relating to pollution, protection of the Environment, public or worker health and safety, or the emission, discharge, release or threatened release of Hazardous Substances into the Environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 ET SEQ., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 ET SEQ., the Toxic Substances Control Act, 15 U.S.C. Section 2601ET SEQ., the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 ETSEQ., the Clean Air Act, 42 U.S.C. Section 7401 ET SEQ., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 121 ET SEQ., the Occupational Safety and Health Act, 29 U.S.C. Section 651 ET SEQ., the Asbestos Hazard Emergency Response Act, 15 U.S.C. Section 2601 ET SEQ., the Safe Drinking Water Act, 42 U.S.C. Section 300f ET SEQ., the Oil Pollution Act of 1990, 33U.S.C. Section 2701 ET SEQ., and analogous state acts.

                           (xxviii) "TAX RETURN" means all returns,
declarations, reports, forms, estimates, information returns, and statements required to be filed in respect of any Taxes or to be supplied to a taxing authority in connection with any Taxes.

                           (xxix)   "TAXES" means all taxes of any kind,
charges, fees customs, duties, imposts, levies, or other assessments, including, without limitation, all net income, gross receipts, ad valorem, value added, transfer, gains, franchise, profits, inventory, net worth, capital stock, asset, sales, use, license, estimated, withholding, payroll, transaction, capital, employment, social security, workers compensation, unemployment, excise, severance, stamp, occupancy, and property taxes, together with any interest, penalties, additions to tax, or additional amounts imposed by any taxing authority (domestic or foreign) and shall include any transferee liability in respect of Taxes.

                           (xxx)    "USA COST OF FUNDS" means the interest rate
charged USA pursuant to its senior credit facility in existence at such time.

                  14.2 PUBLICITY. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued without advance approval of the form and substance thereof by the Sellers and the Buyer.

                  14.3 NOTICES. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mails, as follows:

                           (i)      if to the Buyer or USA, to it:

                                       c/o USA Networks, Inc.
                                       152 West 57th Street
                                       42nd Floor
                                       New York, New York 10019
                                       Attention: General Counsel
                                       Facsimile: (212) 314-7329
                                    with a copy to:

                                       Paul, Weiss, Rifkind, Wharton & Garrison
                                       1285 Avenue of the Americas
                                       New York, New York 10019-6064
                                       Attention: Robert B. Schumer, Esq.
                                       Facsimile: (212) 757-3990

                           (ii)     if to the Sellers, to it:

                                        c/o Hotel Reservations Network
                                        8140 Walnut Hill Lane
                                        Suite 203
                                        Dallas, Texas 75231
                                        Attention: David Litman
                                        Facsimile: (214) 265-0975

                                    with a copy to:

                                       Sayles & Lidji
                                       1201 Elm Street
                                       44th Floor
                                       Dallas, Texas 75270
                                       Attention: Brian M. Lidji, Esq.
                                       Facsimile: (214) 939-8787

                           (iii)    if to the Shareholders, to it:

                                       David Litman
                                       5001 Swiss Avenue
                                       Dallas, Texas 75214
                                       Facsimile: (214) 826-1917

                                               and

                                       Robert Diener
                                       8877 Collins Avenue, PHA
                                       Surfside, Florida 33154
                                       Facsimile: (305) 868-4922
                                    with a copy to:

                                       Sayles & Lidji
                                       1201 Elm Street
                                       44th Floor
                                       Dallas, Texas 75270
                                       Attention: Brian M. Lidji, Esq.
                                       Facsimile: (214) 939-8787

                  14.4 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules hereto) contains the entire agreement among the parties with respect to the purchase of the Purchased Assets and related transactions and supersedes all prior agreements, written or oral, with respect thereto.

                  14.5 WAIVERS AND AMENDMENTS. This Agreement may be amended, modified, superseded canceled, renewed or extended, and the terms and conditions hereof may be waived only by a written instrument signed by the parties or, in the case of a waiver, the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are nonexclusive of any rights or remedies which any party may otherwise have at law or in equity. The rights and remedies of any party arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

                  14.6 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

                  14.7 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. Any claim arising out of or relating to this Agreement, the Purchase Note or the Escrow Agreement or the transactions contemplated hereby and thereby may be instituted in any Federal Court of the Southern District of New York or any state court located in New York County, State of New York, and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such claim, any claim it is not subject personally to the jurisdiction of such Court, that the claim is brought in an inconvenient forum, that the venue of the claim is improper or that this Agreement, the Purchase Note or the Escrow Agreement or the subject matter hereof or thereof may not be enforced in or by such Court. Each party further irrevocably submits to the jurisdiction of such Court in any such claim. Any and all service of process and any other notice of any such claim shall be effective against the party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the right of any party to serve process in any matter permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.


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




                  14.8 NO ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns and permitted transferees of the parties hereto. This Agreement is not assignable except by operation of law; PROVIDED THAT Sellers may assign all or part of the Promissory Note, Additional Purchase Payment, Deferred Payment or Participation Payment to the Shareholders in connection with the partial or complete liquidation of the Sellers. The Shareholders may then assign without limit or reservation any of his or its rights (but not his or its obligations) to any family member or trust, whether charitable or for the benefit of any family member; provided, such family member or trust agrees in writing to be bound by the obligations of the Shareholders hereunder, including without limitation, the indemnification obligations pursuant to Article 12 and the guaranty obligations pursuant to Section 10.6. Except as provided in Article 12, no other person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

                  14.9 USAGE. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require. All terms defined in this Agreement in their singular or plural forms have correlative meanings when used herein in their singular or plural forms, respectively. Unless otherwise expressly provided, the words "include," "includes" and "including" do not limit the preceding words or terms and shall be deemed to be followed by the words "without limitation."

                  14.10 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  14.11 EXHIBITS AND SCHEDULES. The Exhibits and Schedules to this Agreement are hereby made a part of this Agreement as if set forth in full herein.

                  14.12 HEADINGS. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                              HRN, INC.


                                              By /s/ David Litman
                                                --------------------------------
                                                Name: David Litman
                                                Title:  Chief Executive Officer

                                              USA NETWORKS, INC.


                                              By /s/ Deirdre Stanley
                                                --------------------------------
                                                 Name:   Deirdre Stanley
                                                 Title:  Assistant Secretary and
                                                         Deputy General Counsel

                                              TMF LIQUIDATING TRUST


                                              By /s/ David Litman
                                                --------------------------------
                                                Name:  David Litman
                                                Title: Trustee

                                              TMF, INC.


                                              By /s/ David Litman
                                                --------------------------------
                                                Name:  David Litman
                                                Title: Chief Executive Officer

                                              HRN MARKETING CORP.


                                              By /s/ David Litman
                                                --------------------------------
                                                Name:  David Litman
                                                Title: Vice President



                                              /s/ David Litman
                                              ----------------------------------
                                              David Litman



                                              /s/ Malia Litman
                                              ----------------------------------
                                              Malia Litman



                                              /s/ Robert Diener
                                              ----------------------------------
                                              Robert Diener



                                              /s/ Michelle Diener
                                              ----------------------------------
                                              Michelle Diener

                                              The Zachary Charles Litman Exempt
                                              G-S Trust


                                              By /s/ Frank D. Connery
                                                --------------------------------
                                                Name:  Frank D. Connery
                                                Title: Trustee

                                              The Katherine Elizabeth Litman
                                              Exempt G-S Trust


                                              By /s/ Frank D. Connery
                                                --------------------------------
                                                Name:  Frank D. Connery
                                                Title: Trustee

                                              The Anna Marie Litman Exempt G-S
                                              Trust


                                              By /s/ Frank D. Connery
                                                --------------------------------
                                                Name:  Frank D. Connery
                                                Title: Trustee

                                              The Allison Diener Exempt
                                              G-S Trust


                                              By /s/ David Litman
                                                --------------------------------
                                                Name:  David Litman
                                                Title: Trustee

                                              The Brianna Diener Exempt G-S
                                              Trust


                                              By /s/ David Litman
                                                --------------------------------
                                                 Name: David Litman
                                                 Title:   Trustee

                                    EXHIBIT D
                          RECEIPT AND RELEASE OF CLAIMS

         Reference herein is made to the Amended and Restated Asset Purchase Agreement (the "Asset Purchase Agreement") dated as of April 13, 1999,as amended (as further amended on February 2, 2000) among HRN, Inc., a Delaware corporation (the "Buyer"), USA Networks, Inc., a Delaware corporation, TMF, INC., a Texas corporation, HRN Marketing Corp., a Florida corporation, TMF Liquidating Trust, a __________ trust (the "Trust"), Robert Diener and David Litman. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

         In consideration of the Buyer's performance of its obligations under
Section 7.11.3 and Section 7.15 of the Asset Purchase Agreement, the undersigned hereby agree and acknowledge that all of the payment and other obligations of the Buyer under Sections 7.9.3, 7.9.4 and 7.11 of the Asset Purchase Agreement have been fulfilled. The undersigned hereby release (a) the Buyer from all claims, suits and other causes of action arising from, in connection with or relating to, Sections 7.9.3, 7.9.4 and 7.11 and (b) USA from all claims, suits and other causes of action arising from, in connection with or relating to
Section 7.12 of the Asset Purchase Agreement (as such Section relates to its guaranty of the Buyer's obligations under Sections 7.9.3, 7.9.4 and 7.11),

Upon payment by the Buyer of the amounts, if any, due under Section 7.10 in respect of the quarter ended December 31, 1999 and 7.9.2 in respect of the twelve months ended March 31, 2000, the undersigned shall execute and deliver a release substantially in this form with respect to the Buyer's obligations under
Section 7.9.2, 7.10, 7.13 and 7.14 and USA's obligations under Section 7.12 (as such section relates to its guaranty the Buyer's obligations under Sections 7.9.2, 7.10, 7.13 and 7.14).

         The undersigned hereby acknowledge the Trust's receipt from the Buyer of:

                  15. ________________ shares of Class A Common Stock of the Buyer, par value $0.01 per share.

                  Dated this ___ day of ____________, _____

                                              TMF, INC.


                                              By
                                                --------------------------------
                                                Name:
                                                Title:

                                              HRN MARKETING CORP.


                                              By
                                                --------------------------------
                                                Name:
                                                Title:

                                              TMF LIQUIDATING TRUST


                                              By
                                                --------------------------------
                                                Name:
                                                Title:


                                              ----------------------------------
                                              Robert Diener


                                              ----------------------------------
                                              David Litman

                                    EXHIBIT E

                            LETTER OF REPRESENTATIONS

                                                               [Date]

HRN, Inc.
c/o USA Networks, Inc.
152 West 57th Street
42nd Floor
New York, New York 10019
Attention: General Counsel

To whom it may concern:

         Reference herein is made to the Amended and Restated Asset Purchase Agreement (the "Asset Purchase Agreement") dated as of April 13, 1999,as amended (as further amended on February 2, 2000) among HRN, Inc., a Delaware corporation, USA Networks, Inc., a Delaware corporation, TMF, INC., a Texas corporation, HRN Marketing Corp., a Florida corporation, TMF Liquidating Trust, a _________ trust, Robert Diener and David Litman. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

         In consideration of the issuance of [describe shares being issued by Buyer] (the "Subject Shares"), the undersigned hereby:

         1. Acknowledges that the undersigned or the undersigned's representative has had access to the same kind of information concerning the Buyer that is required by Schedule A of the Securities Act, to the extent that the Buyer possesses such information;

         2. Represents and warrants that the undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of utilizing the information that is available to the undersigned concerning the Buyer to evaluate the risks of investment in the Buyer;

         3. Represents and warrants that it qualifies as an"accredited investor" under Rule 501(a)(7) under the Securities Act.

         4. Acknowledges that the undersigned has been advised that the Subject Shares have not been registered under the Securities Act and, accordingly, that the undersigned may not be able to sell or otherwise dispose of the Subject Shares when the undersigned wishes to do so;

         5. Represents and warrants that the Subject Shares are being purchased by the undersigned for the undersigned's own sole benefit and account for investment and not with a view to, or for resale in connection with, a public offering or distribution thereof;

         6. Agrees that the Subject Shares will not be resold (a) without registration thereof under the Securities Act (unless an exemption from such registration is available) or (b) in violation of any law;

         7. Consents that the certificate or certificates representing the Subject Shares may be impressed with a legend indicating that the Subject Shares are not registered under the Securities Act and reciting that transfer thereof is restricted; and

         8. Consents that stop transfer instructions in respect of the Subject Shares may be issued to any transfer agent, transfer clerk or other agent at any time acting for the Buyer.


                                              Yours sincerely,

                                              TMF LIQUIDATING TRUST


                                              By
                                                --------------------------------
                                                     Name:
                                                     Title:

                                  Schedule 7.10


                                                           Target
                                                          Adjusted
Fiscal Quarter Ending                                   Gross Profit
---------------------                                   ------------
                                                      (in thousandths)
March 31, 1999                                           $ 5,938.7
June 30, 1999                                              8,858.2
September 30, 1999                                        11,555.6
December 31, 1999                                         18,383.7
                                                         ---------
Total for 12 month period ending
December 31, 1999                                        $44,736.2

                               SCHEDULE 14.1(XVII)
                                  GROSS PROFIT

REVENUE:

Total revenue (including the items listed below) other than interest and dividend income, net income resulting from the sale of marketable securities and other non-operating activity generated income

Hotel Reservation Revenue by Source:

      Call center previous customer
      Call center referral
                  Total call center reservations
                                                            -------------------

      Internet - automated charge process
      Internet - old site booking
      Internet booking by phone
      Internet travel network
                  Total Internet reservations
                                                            -------------------

      Newspaper/Magazine
      Other or unknown
      Travel agents
      Travel clubs
      Other or unknown

                  TOTAL HOTEL RESERVATION REVENUE
                                                            -------------------

      Forfeitures
      Penalties
      Refunds & Adjustments
      Rebates
      Commissions
                  TOTAL REVENUE
                                                            -------------------

COST OF SALES

      Hotel reservations (including room charges, taxes)
      Add, update & delete
      Travel agent commissions
      Internet commissions
      Other commissions
      Charge backs
      Uninvoiced accounts payable
                                                            -------------------
                  TOTAL COST OF SALES
                                                            -------------------

GROSS PROFIT
                                                            -------------------

                               SCHEDULE 14.1(XXIV)

                               NET WORKING CAPITAL

                                                       12/31/98            CLOSING
                                                       --------            -------
CURRENT ASSETS:
      Cash & Equivalents

      Investment Account (marketable securities)
      Chargebacks in process
      Commissions Receivable
      Accrued Interest
      Amounts Due From Employee
      Prepaid Expenses
              Prepaid Advertising
              Security Deposits
              Prepaid Hotel Inventory

      Accounts Receivable (other)
              Total Current Assets

CURRENT LIABILITIES:
      Customer Deposits
      Hotel Accounts Payable
      Corporate (non-hotel) Accounts Payable
      Commissions Payable
      Accrued Payroll
              Total Current Liabilities

TOTAL NET WORKING CAPITAL